                                                                 EXHIBIT 10.17



                 STOCK ACQUISITION AGREEMENT AND PLAN OF MERGER


        This STOCK ACQUISITION AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of this 17th day of January, 1997 (the "Execution Date") by and among IXC Communications, Inc. ("IXC"), a Delaware corporation, IXC Long Distance, Inc., a Delaware corporation ("IXC-LD"), IXC-One Acquisition Corp. ("Acquisition Corp."), a California corporation, L.D. Services, Inc. ("LD Services"), a California corporation, and the Shareholders listed on the signature page hereof: Richard A. Bishop, individually and in his capacity as Trustee of the Richard Allen Bishop & Teresa Anne Bishop 1996 Revocable Trust; Judith Bolger; Elizabeth Currier, individually and in her capacity as Trustee of the Currier Family Trust; Don Currier; Thomas Guy Eltringham; John Brent McDaniel, individually and in his capacity as Trustee of the John Brent McDaniel Revocable Trust; Donna J.S. Robinson; and Harold B. Robinson.


                                R E C I T A L S


        A. LD Services owns and operates a long distance telecommunications business (the "Business").

        B. The Shareholders own 93.75% of the issued and outstanding shares of common stock, no par value (the "LD Services Stock"), and the remaining shareholders (the "Non-Control Shareholders") own 6.25% of issued and outstanding shares of LD Services Stock which in the aggregate constitute all of the outstanding capital stock of LD Services. The Non-Control Shareholders have consented to sell their shares pursuant to Article II below pursuant to the terms of a Waiver and Consent of even date herewith.

        C. IXC-LD, a wholly owned subsidiary of IXC, desires to acquire all of the capital stock of LD Services by consummating the following transactions in the following order: (i) first, IXC shall cause Acquisition Corp., a wholly owned subsidiary of IXC, to be merged with and into LD Services (the "Merger") in accordance with this Agreement, such that after the Merger, LD Services shall be the surviving corporation and a wholly owned subsidiary, and Acquisition Corp. shall cease to exist; and (ii) second, immediately following the completion of the Merger, IXC shall contribute all of the capital stock of LD Services to IXC-LD.

        D. In connection with the Merger, the LD Services' Stock shall be converted into a number of shares of IXC Common Stock (defined below), upon the terms and subject to conditions of this Agreement.

                               A G R E E M E N T

         In consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein, the parties, intending to be legally bound, hereby agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

         1.1 Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

                 "Action" shall mean any action, claim, suit, litigation, proceeding, arbitration, mediation or other dispute.

                 "Additional Purchase Price" shall mean the dollar amount equal to the product of 150,000 and the Price Increase.

                 "Ancillary Agreement" shall mean each other agreement executed in connection with this Agreement, including, without limitation, the Employment Agreements, the Revised Independent Agent Agreements and the Registration Rights Agreement (as defined below).

                 "Auditors" shall mean Ernst & Young LLP.

                 "Books and Records" shall mean all books, ledgers, files, records, manuals and other materials (in any form or medium) related to the Business, including, but not limited to, all correspondence, personnel records, vendor lists, operation and quality control records and procedures, research and development files, Intellectual Property disclosures and documentation, accounting records and systems, litigation files, sales order files, purchase order files, advertising materials, catalogs, product brochures, mailing lists, customer lists, distribution lists, sales and promotional materials and all other records utilized by LD Services in connection with the Business and all computer hardware, software and data files necessary to access or review or continue to compile or utilize any of the foregoing.

                 "Closing Share Price" shall mean the average closing price as publicly reported by the Nasdaq Stock Market as of 4:00 p.m. Eastern Time of IXC Common Stock over the last five trading days ending with (and not including) the Actual Closing Date.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 "Consideration" shall be the sum of (i) the number of shares of IXC Common Stock (the "Initial Share Amount") which, when multiplied by the Initial Share Price, equals the Initial Purchase Price plus (ii) the number of shares of IXC Common Stock (the "Additional

Share Amount") which, when multiplied by the Closing Share Price, equals the Additional Purchase Price.

                 "Deemed Closing Date" shall mean the date which is the last day of the month in which the conditions set forth in Section 7.7 and 8.5 have been satisfied.

                 "Deemed Closing Date Audit" shall mean the financial audit conducted by the Auditors of LD Services' balance sheet as of the Deemed Closing Date.

                 "Employee Benefit Plan(s)" shall mean any deferred compensation plan, bonus plan, profit sharing plan, stock option plan, employee stock purchase plan and any other employee benefit plan, agreement, arrangement or commitment (a) which LD Services sponsors or to which LD Services contributes or is required to contribute, or under which LD Services may incur any liability, and (b) which covers an employee or former employee of LD Services.

                 "Encumbrances" shall mean any claim, lien, pledge, option, charge, security interest, deed of trust, mortgage, restriction, encumbrance or other right of third parties, of any kind or nature.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, including the rules and regulations promulgated thereunder.

                 "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date of the Agreement.

                 "Independent Agents" shall mean those individuals listed as Independent Agents on the Disclosure Schedule attached hereto, each of which has been engaged by LD Services for the purpose of selling commercial long distance telecommunications services under the terms and conditions of an Independent Agent Agreement signed by such individual with LD Services.

                 "Initial Purchase Price" shall mean the dollar amount equal to
(i) 10.8 times $2.75 million; less (ii) the Net Liabilities as of the Deemed Closing Date (which shall be based upon LD Services' audited balance sheet produced from the Deemed Closing Date Audit); plus (iii) the Net Assets as of Deemed Closing Date (which shall be based upon LD Services' audited balance sheet produced from the Deemed Closing Date Audit).

                 "Initial Share Price" shall mean the average closing price as publicly reported by the Nasdaq Stock Market as of 4:00 p.m. Eastern Time of IXC Common Stock over the last twenty trading days ending with and including the Execution Date.

                 "Intellectual Property" shall mean all of LD Services' intellectual property rights including, without limitation, all of LD Services' right, title and interest in and to any (a) trademarks, trademark registrations and applications, service marks and trade names, copyrights, copyright registrations, trade secrets and business confidential information;
(b) computer software programs and systems and documentation relating to the foregoing or used or useable in the Business; and (c) other proprietary information owned, controlled, created or used or useable by or on behalf of LD Services in connection with the conduct of the Business in which LD Services has any interest whatsoever, whether or not registered, including rights or obligations under any license agreement with any other person.

                 "IXC Affiliate" shall mean IXC, IXC-LD and any direct or indirect subsidiary thereof.

                 "IXC Common Stock" shall mean shares of common stock, par value $.01 per share, of IXC. The issuance of the IXC Common Stock under this Agreement shall not be registered under the federal securities laws, and therefore, shall be "restricted stock" under such laws; provided, however, that such shares shall be covered by the terms of the Registration Rights Agreement.

                 "IXC Network" shall mean the long distance telecommunications network of IXC and its subsidiaries.

                 "Laws" shall mean all federal, state or local statutes, regulations, ordinances, orders, decrees, or any other laws, common law theories or reported decisions of any state or federal court including, without limitation, now or at any time hereafter in effect, including, without limitation, any of the foregoing relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material.

                 "Net Assets" as of any date shall be zero except if Net Liabilities are zero in which event "Net Assets" shall mean the difference between (i) the total current assets of LD Services as of such date less (ii) the total current liabilities (excluding shareholders' equity), determined in accordance with GAAP on an accrual basis. For purposes of the foregoing, Net Assets at the Deemed Closing Date shall reflect accrual for all legal and accounting fees and expenses of LD Services relating to the transactions contemplated hereby, regardless of whether such amounts have been billed to LD Services prior to the Deemed Closing Date.

                 "Net Liabilities" as of any date shall mean the difference between (i) the total current liabilities of LD Services as of such date (excluding shareholders' equity) less (ii) the total current assets, determined in accordance with GAAP on an accrual basis. In the event such total liabilities are less than such total assets, Net Liabilities shall be zero.
For purposes of the foregoing, Net Liabilities at the Deemed Closing Date shall reflect accrual for all legal and accounting fees and expenses of LD Services relating to the transactions contemplated hereby, regardless of whether such amounts have been billed to LD Services prior to the Deemed Closing Date.

                 "Per Share Consideration" shall equal the Consideration divided by the Outstanding LD Services Shares.

                 "Permits" shall mean all franchises, permits, licenses, qualifications, rights-of-way, easements, municipal and other approvals, authorizations, orders, consents and other rights from, and filings with, any governmental authority of any jurisdiction worldwide relating to the conduct of the Business.

                 "Price Increase" shall mean the excess, if any, of (i) the Closing Share Price over (ii) the Initial Share Price.

                 "Purchase Price" shall mean the sum of the Initial Purchase Price and the Additional Purchase Price.

                 "Regulatory Approvals" shall mean all necessary regulatory approvals from the Federal Communications Commission and state public service commissions, more fully described in Exhibit A attached hereto, required for the transfer of ownership or control over LD Services.

                 "Representatives" shall mean any officer, director, principal, shareholder, partner, attorney, accountant, advisor, agent, employee or other representative of a party hereto.

                 "Tax(es)" shall mean all taxes, charges, fees, levies or other assessments imposed by and required to be paid to any federal, state, local, or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, ad valorem, payroll and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment) and any estimated payments or estimated Taxes.

                 "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any federal, state, local or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on a Shareholder) or the administration of any Laws, regulations or administrative requirements relating to any Tax.


                                   ARTICLE 2
                                     MERGER

         2.1 Merger. On the terms and subject to the conditions of this Agreement, on the Effective Date (defined below), Acquisition Corp. shall be merged with and into LD Services in a statutory merger pursuant to the terms and conditions of this Agreement, in accordance with the California General Corporation Law ("CGCL"). On and after the Effective Date, the separate existence and corporate organization of Acquisition Corp. shall cease, and LD Services shall succeed to and possess all of the properties, rights, privileges and powers and be subject to all of the liabilities and obligations of Acquisition Corp., all without further act or deed.

         2.2 Shareholder Approval. The Shareholders hereby approve this Agreement and hereby consent to the Merger described in Section 2.1 above. IXC, as the sole stockholder of

Acquisition Corp., hereby approves this Agreement and hereby consents to the Merger. Each of the Shareholders and IXC hereby waive any appraisal rights to which it may be entitled under the CGCL, in accordance with the provisions of the CGCL.

         2.3 Effective Date of Merger. As soon as practicable following the Actual Closing, LD Services and Acquisition Corp. shall cause an agreement of merger with the required officers' certificates (the "Certificate of Merger"), executed at the Actual Closing, to be filed with the Secretary of State of the State of California in accordance with the CGCL. The Merger shall become effective at the time of the filing of the Certificate of Merger. The time and date on which the Merger shall become effective is referred to herein as the "Effective Date."

         2.4     Articles of Incorporation, Bylaws, Directors and Officers.

                 (i) Articles of Incorporation. The Articles of Incorporation of LD Services as in effect at the Effective Date shall remain in effect and will be the Articles of Incorporation of the surviving corporation, until amended in accordance with the CGCL.

                 (ii) Bylaws. The Bylaws of LD Services, as in effect at the Effective Date, shall remain in effect until amended in accordance with the terms of such Bylaws.

                 (iii) Directors and Officers. The directors and officers of LD Services immediately prior to the Effective Date shall be the directors and officers, respectively, of LD Services, to serve until their respective successors are duly elected and qualified.

         2.5 Conversion. On the Effective Date and by virtue of the Merger, (i) each outstanding share of common stock, no par value of Acquisition Corp., outstanding as of the Effective Date shall be converted into one share of common stock, no par value, of LD Services; and (ii) each outstanding share of common stock, no par value of LD Services shall be automatically converted, without any action on the part of the holder thereof, into and represent the right to receive from IXC the Per Share Consideration in accordance with the terms of this Agreement. The Per Share Consideration shall be paid by delivery of one or more certificates of IXC Common Stock registered in the name of each Shareholder on the dates and subject to the adjustments set forth below in
Section 2.5(a).

                 (a) Payment of Purchase Price. Subject to the conditions set forth herein, IXC shall deliver to each Shareholder the Per Share Consideration multiplied by the number of shares of LD Services Stock owned by such Shareholder immediately prior to the Merger (with respect to each Shareholder, the "Shareholder's IXC Shares"). For purposes of calculating the number of shares contained in the Shareholder's IXC Shares, the numbers shall be rounded to the nearest whole share as required to avoid issuance of fractional shares.

                 (b) Adjustments Relating to Stock Splits and Other Events. If after the first date that enters into the calculation of the Initial Share Price and/or the Additional Share Price and before the date on which the Initial Share Amount and/or the Additional Share Amount are actually issued and delivered to the Shareholders, the number of shares of IXC Common Stock outstanding shall be increased due to a subdivision of shares, the payment of a stock dividend, a stock split or any other change in capitalization effective without receipt of consideration by IXC or with receipt of consideration by IXC which is grossly inadequate (excluding grants of stock options under any of IXC's stock plans then in effect), or if such outstanding shares shall have been changed into or exchanged for a different number or kind of shares or other securities through a reorganization, recapitalization, reclassification, merger, consolidation, share exchange or similar transaction, then a proportionate adjustment in the number and an appropriate adjustment in the kind of securities issuable under Section 2.5(a) above shall be made.


                                   ARTICLE 3
         REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND LD SERVICES

         The Shareholders and LD Services hereby represent and warrant to IXC and IXC-LD that the following statements are true and complete and not misleading as of the date of this Agreement and the Shareholders and LD Services hereby expressly acknowledge that IXC and IXC-LD, in agreeing to consummate the transactions contemplated by this Agreement, have relied upon the following representations and warranties with respect to the Business and the LD Services Stock in its decision to enter into this Agreement:

         3.1 Organization and Qualification of LD Services. LD Services is a corporation duly organized, validly existing and in good standing under the Laws of the State of California. LD Services has the requisite corporate power and authority to own, lease and operate its assets and properties and to conduct the Business in the manner in which it is presently conducted. LD Services is duly qualified and licensed in each jurisdiction where the nature of the business conducted by it requires such qualification, except where the failure to so qualify would not have a material adverse effect upon LD Services' financial condition or results of operations. LD Services has delivered to IXC-LD true and complete copies of its Articles of Incorporation and Bylaws. Except as set forth in the Disclosure Schedule, LD Services has no subsidiaries or affiliated companies and does not otherwise own or control directly or indirectly, any equity interest in any corporation, association or business entity.

         3.2 Capitalization of LD Services. The authorized capital stock of LD Services consists solely of 1,000 shares of LD Services Stock. The number of shares of the LD Services Stock issued and outstanding is set forth on the Disclosure Schedule. Other than this Agreement, and except as set forth on the Disclosure Schedule, there is not outstanding any subscription, option, warrant, call, right or other agreement or commitment obligating LD Services or any of the Shareholders to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any shares of the LD Services Stock or any shares of any other capital stock of LD Services.

         3.3 Title to the LD Services Stock. Each Shareholder owns beneficially and of record the number of shares of LD Services Stock as set forth for him in the Disclosure Schedule, free and clear of all Encumbrances affecting his ability to transfer such shares to LD Services for cancellation. All of the shares of the LD Services Stock are duly and validly authorized, issued and outstanding, fully paid, non-assessable.

         3.4 Authorization. LD Services has the requisite corporate power and authority to execute and deliver this Agreement and the Certificate of Merger and to consummate the transactions contemplated hereby, and to perform any of its obligations hereunder. Each of the Shareholders has the requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby, and to perform all such Shareholder's obligations hereunder. All actions and proceedings on the part of LD Services, its officers, directors and shareholders necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken or will be taken prior to the Actual Closing Date.

         3.5 Due Execution and Delivery; Binding Obligations. The Ancillary Agreements have been duly executed and delivered by LD Services and the Shareholders as the case may be. The Ancillary Agreements constitute the legal, valid and binding agreement and obligation of LD Services and the Shareholders, as the case may be, enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such Laws.

         3.6 Compliance with Other Instruments. LD Services is not in violation of any term of its Articles of Incorporation or Bylaws, or in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, order, writ, injunction, judgment or decree. LD Services is not in violation of any order, statute, rule or regulation applicable to LD Services, its officers, directors and shareholders. LD Services has all licenses, permits and certificates from governmental agencies necessary for the conduct of its business as now conducted. No claim has been made by any governmental authority to the effect that the business conducted by LD Services fails to comply, in any respect (and no such claim is anticipated by LD Services), with any Laws.

         3.7 No Conflict or Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in: (a) a violation of, or a conflict with, LD Services' Articles of Incorporation, Bylaws or any subscription, shareholders' or similar types of agreements or understandings to which LD Services or a Shareholder is a party thereto; (b) a material breach of, or a material default (or an event which, with notice or lapse of time or both would constitute a material default) under or result in the termination of, or accelerate the performance required by, or create a right of termination or acceleration under, any material Contract, agreement, instrument, license, Encumbrance or Permit to which LD Services is a party or by which LD Services or the Business is bound or affected, other than LD Services' close corporation or S corporation status;
(c) the payment by, or the
creation of any obligation (absolute or contingent) to pay on behalf of LD Services or any of its current or former shareholders of any severance, termination, "golden parachute" or other similar payments pursuant to any employment or other agreements of LD Services or any of its current or former officers, directors or employees; (d) a violation by LD Services or the Shareholders of any Law, order, judgment, writ, injunction decree or award to which LD Services or any of the Shareholders is a party or by which it is bound; or (e) an imposition of any material Encumbrance on LD Services or its assets.

         3.8 Consents and Approvals. Except as set forth on the Disclosure Schedule, the execution and delivery of this Agreement by LD Services and the Shareholders, and the consummation of the transactions contemplated hereby, do not and will not require LD Services or any Shareholder to obtain as of the Actual Closing Date any authorization, registration or filing with, or consent or approval of, any person or entity, including, without limitation, any federal, state or other governmental authority or regulatory body (other than the filing of the Certificate of Merger as contemplated by Section 2.3 above), and any state and federal filings that may be required under applicable securities Laws and the Regulatory Approvals. The Disclosure Schedule sets forth a complete list of the states in which LD Services conducts business or has customers.

         3.9 Financial Statements. LD Services has furnished and/or will furnish to IXC-LD copies of: (a) the balance sheets of LD Services as of December 31, 1995 and 1994, and the related statements of income, shareholders' equity and cash flows for the years then ended, together with the related notes thereto (the "1994-1995 Financial Statements"), and (b) LD Services' audited balance sheet (the "Balance Sheet") as of September 30, 1996 (the "Balance Sheet Date"), and the unaudited related statement of income, cash flows and shareholder's equity for the months ended September 30, 1996, together with the related notes thereto (the "September 1996 Financial Statement"). The 1994-1995 Financial Statements are true, complete and correct. The September 1996 Financial Statements are true, correct and complete, have been prepared in accordance with GAAP, applied on a consistent basis, and fairly present the financial condition of LD Services as of September 30, 1996 and the results of operations of LD Services for the period covered by the statements of income contained therein.

         3.10 Undisclosed Liabilities. Except as set forth on the Disclosure Schedule, LD Services does not have any liabilities or obligations (absolute, accrued, contingent or otherwise) related to the Business or the LD Services Stock except (a) liabilities reflected on the Balance Sheet, and (b) liabilities incurred since the Balance Sheet Date in the ordinary course of conducting the Business.

         3.11 Absence of Certain Changes or Events. Since the Balance Sheet Date and except as set forth on the Disclosure Schedule there has not been:

                 (a) Any adverse change in the financial condition, assets, liabilities, earnings, business or prospects of LD Services, which is material to LD Services, taken as a whole ("Material Adverse Change");

                 (b) Any destruction, damage to, or loss of any of LD Services' material assets (whether or not covered by insurance) used or useable in the Business;

                 (c) Any labor dispute or other event or condition of any character which constitutes a Material Adverse Change;

                 (d) Any change in accounting methods or practices by LD Services (including, without limitation, any change in depreciation, amortization or valuation policies or rates) or revaluation of any of its assets, liabilities or reserves reflected on the Balance Sheet, or any change in any assumption underlying or methods of calculating any bad debt, contingency or other reserves related to the Business other than the change of LD Services from an S corporation to a C corporation for tax purposes and a corresponding change from cash to accrual basis accounting, which should take place at the Actual Closing;

                 (e) Except as has been expressly approved in writing by IXC-LD, any of the following: an increase in the salary or other compensation payable or to become payable by LD Services to any of its officers, directors, independent contractors or employees; the declaration, payment, or commitment or obligation of any kind for the payment, by LD Services, of a bonus or other additional salary or compensation to any such person; the repayment by LD Services of any loan from such person; or the payment by LD Services of any accrued but unpaid salaries, dividends, distributions or any other payments, whether in cash or property, to any such person;

                 (f) Other than in the ordinary course of business consistent with past practice, any amendment or termination of any Contract, Permit or other agreement related to LD Services' assets or the Business, or by which LD Services or any of its assets or properties used or useable in connection with the Business are subject;

                 (g) Other than in the ordinary course of business consistent with past practice, any cancellation of indebtedness or waiver or release of any material right or claim of LD Services related in any way to the Business;

                 (h) Any declaration of or agreement to declare or make, any payment or distribution of any assets used or useable in connection with the Business of any kind whatsoever;

                 (i) Other than in the ordinary course of business consistent with past practice, any sales, transfers, disposal of or agreements to sell, transfer or otherwise dispose of any of the assets, properties or rights of LD Services related to the Business;

                 (j) Other than in the ordinary course of business consistent with past practice, any capital expenditure or incurring of any obligation to make any capital expenditure in connection with the conduct of the Business;

                 (k) Any making of any loan by LD Services to any person or entity;

                 (l) Any creation or assumption of any mortgage, pledge or other Encumbrance on any asset of LD Services;

                 (m) Any failure to pay or satisfy when due any obligation of LD Services except where such failure would not constitute a Material Adverse Change;

                 (n) Other than in the ordinary course of business consistent with past practice, any disposition or lapsing of any Intellectual Property or any disclosure to any person (other than persons subject to confidentiality agreements) of any Intellectual Property not theretofore a matter of public knowledge;

                 (o) Any other event or condition of any character which it is reasonable to expect will, individually or in the aggregate constitute a Material Adverse Change; or

                 (p) Any agreement by LD Services or the Shareholders to do or cause any of the things described in clauses (a) through (o), above.

         3.12 Properties. The Disclosure Schedule sets forth a complete and correct list of all assets owned by LD Services as of the Balance Sheet Date which have been treated as capital assets. LD Services does not own any real property. Except as set forth on the Disclosure Schedule, LD Services has good, indefeasible and marketable title to, or a valid leasehold interest in, or a valid license to use, all of the personal property used in and material to the Business, in each case free and clear of all Encumbrances. All personal property owned or leased by LD Services is in good order and operating condition, ordinary wear and tear excepted, and free from any defects, except for such minor defects which do not substantially interfere with the continued use thereof in the conduct of normal operations in the manner and to the extent such assets are presently being used.

         3.13    Intellectual Property.

                 (a) Set forth in the Disclosure Schedule is a complete and correct list of all of the Intellectual Property. Except as set forth on the Disclosure Schedule, (i) the Intellectual Property is owned by LD Services or LD Services has a valid license or other right to use the same, (ii) neither LD Services nor the Shareholders have received any notice or claim disputing LD Services' right to own or use any such Intellectual Property, and (iii) to the best knowledge of the Shareholders, LD Services' right to own or use the Intellectual Property is not disputed by any third party. Except as set forth on the Disclosure Schedule, the Intellectual Property is owned by LD Services free and clear of any Encumbrances. The Intellectual Property constitutes all the proprietary rights necessary and sufficient for the lawful and efficient operation of the Business as presently conducted. LD Services is not infringing upon or otherwise acting adversely to any property owned by any other person with respect to the Intellectual Property which has been received and used by LD Services, nor is there any Action by any person pending or threatened with respect thereto.

                 (b) The Disclosure Schedule accurately discloses all licenses, sublicenses or agreements by which LD Services holds or has given to others the right to use the Intellectual Property. LD Services is not in default and, to the Shareholder's knowledge, no third party is in default, under any such license, sublicense or agreement.

                 (c) LD Services has provided IXC-LD with a copy of the form or forms of agreements used by LD Services to protect its proprietary information and trade secrets and otherwise to protect the Intellectual Property, including without limitation, any non- solicitation agreements. The Disclosure Schedule sets forth a complete and accurate description of such agreements which have been entered into by and between LD Services and other persons or entities.

         3.14 Leases. The Disclosure Schedule sets forth a true, correct and complete list and description of all leases, subleases, licenses and other occupancy or lease agreements, together with all amendments, supplements and nondisturbance agreements pertaining thereto, under which LD Services leases, subleases, licenses, occupies or uses any real or personal property (the "Leases"). All of the Leases are in good standing, legal, valid, binding and in full force and effect, all rents and additional rents due to date under each such Lease have been paid in full and there is not under any of such Leases any existing default, violation or breach by LD Services or event or condition which after notice or lapse of time or both would constitute a default, violation or breach. The Shareholders have provided IXC-LD with true and correct copies of all such Leases and none of such Leases have been or will hereafter be terminated, amended or otherwise modified.

         3.15 Receivables. All receivables of LD Services which are reflected in the Balance Sheet, and all such receivable which have arisen since the Balance Sheet Date shall, have arise only from bona fide transactions in the ordinary course of business. To the Shareholder's knowledge, there are no facts or circumstances which would result in any material increase in the uncollectability of such receivables as a class in excess of the reserves therefor set forth on the Balance Sheet.

         3.16    Contracts.

                 (a) The Disclosure Schedule contains a complete and correct list of all material agreements, contracts and commitments (collectively, the "Contracts"), whether written or oral, (i) to which LD Services is a party or by which it is bound, or (ii) by which any of the assets, properties or the Business is bound, and in either case, which constitute:

                          (i)     Mortgages, indentures, security agreements,
and other agreements and instruments relating to the borrowing of money by or from, or any extension or credit to or from, LD Services;

                          (ii)    Sales agency or marketing agreement;

                          (iii)   Agreements or commitments for capital
expenditures;

                          (iv)    Brokerage or finder's agreements;

                          (v)     Partnership, joint venture or other
arrangements or agreements involving a sharing of profits or expenses;

                          (vi)    Contracts or commitments to sell, lease or
otherwise dispose of any assets, properties or business other than in the ordinary course of the Business;

                          (vii)   Contracts or commitments limiting the freedom
of LD Services to compete in any line of business or in any geographic area or with any person;

                          (viii)  Other agreements, contracts and commitments
which in any case involve payments or receipts of more than $5,000 per annum;
and

                          (ix)    Any other agreements, contracts and
commitments material to the Business, operations or financial condition of LD Services.

                 (b) LD Services has delivered to IXC-LD or its Representatives complete and correct copies of all written Contracts, together with all amendments thereto, and accurate descriptions of all oral Contracts. All of the Contracts are valid and in full force and effect and LD Services has duly performed all of its obligations under each Contract to the extent those obligations have accrued and no default, violation or breach by LD Services under any Contract has occurred which affects the enforceability of such Contract or any party's rights thereunder.

         3.17 Customer Contracts. The Disclosure Schedule sets forth a correct and complete list of the 100 largest customers (by sales volume) (the "Major Customers") of the Business during December 1996 indicating the sales to such Major Customers within such period. As of December 31, 1996, each Shareholder and LD Services had no outstanding Contracts with customers requiring payments or credits, except as described on the Disclosure Schedule. There are no outstanding disputes with any Major Customer and no Major Customer has refused to do business with LD Services or has stated its intention not to continue to do business with or increase or reduce its purchases from LD Services upon consummation of the transactions contemplated hereby.

         3.18    Employment Matters; Employee Benefits.

                 (a) The Disclosure Schedule sets forth a complete and correct list of all the names, current annual rates of salary, bonuses, employee benefits, accrued vacation times, sick pay and other compensation of all the present employees and agents (other than Independent Agents) of LD Services who provide services in connection with the Business and whose current annual cash compensation from LD Services (salary and bonus) is expected to equal or exceed $2,000. No employee or agent of LD Services is in violation of any term of any employment contract, confidentiality agreement or other contract or agreement relating to the relationship of such employee with LD Services, or to the best of Shareholders' knowledge, any other party, because of the nature of the business now conducted or proposed to be conducted by LD Services. Except as disclosed in the Disclosure Schedule, there are no employment or consulting contracts or arrangements, including pensions, bonus or profit sharing plans, or other severance or termination contracts or arrangements which constitute contractual obligations of LD Services not terminable on 30 days' notice. No key employee of LD Services terminated his or her relationship with LD Services since the Balance Sheet Date, and no current key employee has indicated any present or future intention to terminate his or her relationship with LD Services.

                 (b) The Disclosure Schedule contains a complete and correct list of all Employee Benefit Plans. LD Services has delivered to IXC-LD or its Representatives complete and correct copies of all written Employee Benefit Plans, together with all amendments thereto. All such Employee Benefit Plans comply with the provisions of and have been administered in compliance with the provisions of the ERISA and LD Services is not in default under or in violation of any of such Employee Benefit Plans.

                 (c) The Disclosure Schedule contains a list of all Independent Agents of LD Services. The Independent Agent Agreements also listed on the Disclosure Schedule represent valid and binding agreements and obligations of each of the Independent Agents fully enforceable by LD Services. No Independent Agent has terminated his or her relationship with LD Services since the Balance Sheet Date, and, except as contemplated by this Agreement, no Independent Agent has indicated any present or future intention to terminate his or her relationship with LD Services.

         3.19 Transactions with Affiliated Parties. Set forth in the Disclosure Schedule is a true and complete list and description of all transactions engaged in between LD Services and the Shareholders, or any director, officer, employee, shareholder, partner or agent of LD Services, or any of their respective spouses or children, any trust of which any such person is the grantor, trustee or beneficiary, any corporation of which any such person or party is a shareholder, employee, officer or director, or any partnership or other person in which any such person or party owns an interest (all such persons, trusts, corporations and partnerships being herein referred to collectively as "Affiliated Parties" and individually as an "Affiliated Party"). No Affiliated Party is a party to any agreement, contract or commitment with LD Services except as set forth in the Disclosure Schedule.

         3.20 Certain Payments. Neither the Shareholders', LD Services', nor to the Shareholders' knowledge, any person or other entity has, directly or indirectly, on behalf of or with respect to LD Services: (a) made an unreported political contribution; (b) made or received any payment which was not legal to make or receive; (c) engaged in any transaction or made or received any payment which was not properly recorded in the Books and Records; or (d) created or used any "off-book" bank or cash account or "slush fund."

         3.21 Taxes. Except as set forth in the Disclosure Schedule, all Taxes which are due and payable by LD Services have been paid in full and any Taxes that become due and owing by LD Services before the Actual Closing Date (whether or not shown on any Tax Return) will be paid, other than Taxes which are not delinquent and subject to a late payment; all Tax Returns required to be filed in connection therewith have been accurately prepared and duly and timely filed, or will be accurately prepared and duly and timely filed, and all deposits required by Law to be made by LD Services with respect to any such Taxes have been duly made. LD Services is not delinquent in the payment of any Taxes nor does LD Services have any Tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency of claim. There is not now in force any extension of time with respect to the date on which any Tax Return was or is due to be filed by or with respect to LD Services, or any waiver or agreement by LD Services for the extension or the assessment of any Tax. LD Services has withheld and paid all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, shareholder or other third parties. There are no liens on any of the assets of LD Services as a result of any Tax liabilities except for Taxes not yet due and payable. LD Services has delivered to IXC-LD complete and correct copies of all federal, state, local and foreign income or franchise Tax Returns for the last three taxable periods for which such Tax Returns have been filed and will deliver copies of Tax Returns filed by LD Services after the date hereof and before the Actual Closing Date. LD Services is not required to file a Tax Return in any state or local jurisdiction for any tax period except in the jurisdiction in which it has filed. LD Services has delivered to IXC-LD complete and correct copies of all audit reports (or portions thereof) and statements of deficiencies assessed against or agreed to by LD Services for any taxable period ending on or after December 31, 1993.

         3.22 Pending Litigation. Except as disclosed on the Disclosure Schedule, there is no pending or, to the Shareholders' knowledge, threatened Action or investigation, at Law or in equity or otherwise, in, for or by any court or governmental board, commission, agency, department or office arising from, relating to or affecting (a) the past, present or proposed operations of the Business, (b) any alleged act or omission of LD Services, a Shareholder or any of LD Services' officers, directors or employees, or (c) the consummation of the transactions contemplated hereby.

         3.23 Compliance with Laws. LD Services has complied with all existing Law now or hereafter applicable to the Business, as presently conducted, including, without limitation, (a) all Environmental Laws, and (b) all provision of Law relating to labor relations, equal employment practices, fair employment practices, entitlement, prohibited discrimination, terms and conditions of employment, wages and hours, or other similar employment practices or acts. Neither the Shareholders nor LD Services has received any notice from or otherwise been advised that any governmental authority or other person is claiming any violation or potential violation of any Law.

         3.24 Permits. The Disclosure Schedule contains a complete and correct list of all Permits which are necessary for the lawful and efficient operation of the Business. All such

Permits have been duly made or obtained and are in full force and effect, and there are no proceedings pending or, to any Shareholder's knowledge, threatened which may result in the revocation, cancellation or suspension, or any adverse modification, of any such Permit.

         3.25 Insurance. LD Services maintains insurance with respect to its properties and the Business of such a nature, with such terms and in such amounts as a prudent person would maintain with respect to similar properties and a similar business and maintains insurance on all of its properties of a character usually insured by persons engaged in the same or similar business similarly situated against loss or damage or the kinds and in the amounts customarily insured against, and carries, with such insurers and customary amounts, such other insurance, including public liability insurance, as is usually carried by persons engaged in the same or a similar business similarly situated. The Disclosure Schedule contains a true and complete list of all insurance maintained by LD Services with respect to the Business during the past three years.

         3.26 Brokers, Finders, etc.. All negotiations relating to this Agreement and the transaction contemplated hereby have been carried on without the intervention of any person acting on behalf of LD Services or any Shareholder in such manner as to give rise to any claim against IXC-LD, IXC-LD, Acquisition Corp., LD Services or any of their respective Representatives for any brokerage of finders' commission, fee of similar compensation.

         3.27 Books and Records. LD Services has made and kept (and given IXC-LD's Representatives access to) the Books and Records, which, in reasonable detail, accurately and fairly reflect the activities and transactions of LD Services related to the Business, the dispositions of assets related to the Business, and the financial condition of LD Services and the Business, including, without limitation, the existence of any and all liabilities, whether actual or contingent, that are required to be disclosed in a balance sheet prepared in accordance with GAAP.

         3.28 LOAs. LD Services has made available to IXC-LD, true and complete copies of all customer letters of agency ("LOAs") as of September 30, 1996. All such LOAs were obtained in accordance with applicable law and were valid as of that date.

         3.29 Full Disclosure. No representation, warranty or other statement of a Shareholder or LD Services contained in this Agreement, or any other document, certificate or written statement furnished to IXC-LD in connection with the transactions contemplated by this Agreement contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Shareholders or LD Services which adversely affects the prospects, earnings, properties or condition, financial or otherwise, of the Business that has not been disclosed herein or in such other documents, certificates and statements furnished to IXC-LD for use in connection with the transactions contemplated hereby.

         3.30 Purchase for Own Account. Shareholders are acquiring IXC Common Stock for investment and for their own account, and not with a view to or for sale in connection with any distribution of any part thereof.

         3.31 Investment Experience. Each Shareholder has such knowledge and experience in financial and business matters that they are capable of evaluating the risks of their proposed investment in IXC Common Stock and are able to bear the economic risk of their proposed investment.


                                   ARTICLE 4
      REPRESENTATIONS AND WARRANTIES OF IXC, IXC-LD AND ACQUISITION CORP.

         IXC, IXC-LD and Acquisition Corp. hereby, jointly and severally, represent and warrant to the Shareholders as follows:

         4.1 Organization. IXC and IXC-LD are corporations duly organized, validly existing and in good standing under the Laws of the State of Delaware. Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the Laws of the State of California. IXC, IXC-LD and Acquisition Corp. each has the requisite corporate power and authority to own, lease and operate its assets and to conduct its business in the manner in which it is presently conducted.

         4.2 Authorization. IXC, IXC-LD and Acquisition Corp. each has the requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby, and to perform any of its obligations hereunder. All actions and proceedings on the part of IXC, IXC-LD and Acquisition Corp. necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken.

         4.3 Valid Issuance of IXC Common Stock. Each of the shares of IXC Common Stock when issued, sold and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable. The shares of IXC Common Stock shall not be registered under the Securities Act of 1933, as amended.

         4.4 Due Execution and Delivery; Binding Obligations. This Agreement has been duly executed and delivered by IXC, IXC-LD and Acquisition Corp. This Agreement constitutes the legal, valid and binding agreement and obligation of IXC, IXC-LD and Acquisition Corp. enforceable against IXC, IXC-LD and Acquisition Corp. in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such Laws.

         4.5 No Conflict or Violation. Neither the execution and delivery of this Agreement, nor IXC's, IXC-LD's or Acquisition Corp.'s consummation of the transactions contemplated hereby, will result in: (a) a violation of, or a conflict with, IXC's, IXC-LD's or Acquisition

Corp.'s charter documents, or any subscription, stockholders' or similar types of agreements or understandings; or (b) a violation by IXC, IXC- LD or Acquisition Corp. of any Law, order, judgment, writ, injunction decree or award to which any of them is a party or by which any of their assets are bound.

         4.6 SEC Documents. None of the documents and reports filed by IXC with the Securities and Exchange Commission contain any untrue statement of material fact or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, misleading as of the date of such document or report.

                                   ARTICLE 5
           SHAREHOLDERS' AND LD SERVICES' OBLIGATIONS BEFORE CLOSING

         LD Services and, with respect to Sections 5.3 and 5.4, the Shareholders covenant that during the period from the date of this Agreement to the Actual Closing Date:

         5.1 Conduct of Business. Except as specifically contemplated by this Agreement, LD Services will conduct the Business in the ordinary course of business and consistent with past practice, and will use all reasonable effort to preserve intact its advantageous business relationships, to keep available the service of its employees and to maintain satisfactory relationships with its contractors, distributors, customers and other persons sharing business relationships with them. Without limiting the generality of the foregoing, LD Services will not, without the prior written consent of IXC-LD, take or undertake or incur or permit to exist any of the acts, transactions, events or occurrences specified in Section 5.8, above, unless such actions are specifically contemplated by this Agreement. LD Services shall give IXC-LD prompt written notice of any change in any of the information contained in the representations and warranties made in Article 3 referred to herein which occurs prior to the Actual Closing Date.

         5.2 Access to Information. IXC and its counsel, accountants and other Representatives shall have full access during normal business hours to all properties, Books and Records, Contracts, Permits and other documents of or relating to LD Services and the Business so that IXC-LD may have full opportunity to make such investigation as it shall desire to make of the affairs of LD Services relating to the Business. LD Services shall furnish or cause to be furnished to IXC-LD and its Representatives all data and information concerning the Business, finances and properties that may reasonably be requested. LD Services shall remain fully liable and responsible for all of LD Services' representations, warranties, covenants, agreements and conditions in this Agreement, notwithstanding any such investigation performed or information received by IXC-LD.

         5.3 Confidentiality. Each of the Shareholders and LD Services will hold, and will cause each of LD Services' employees, officers, directors and other Representatives to hold, in strict confidence, and to not use to the detriment of IXC or Acquisition Corp., any information or data concerning IXC, IXC-LD or Acquisition Corp. furnished to them in connection with the transaction contemplated by this Agreement, except for information or data generally known to the public; and if the transaction contemplated by this Agreement is not consummated, such confidence shall be maintained and the Shareholders and LD Services will return to IXC-LD all such information and data as IXC-LD may request.

         5.4 No Solicitation. Neither the Shareholders nor LD Services will, directly or indirectly, through any officer, director, partner, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of any equity interest in, or all or a substantial portion of the assets of, LD Services or any business combination with LD Services, or participate in any negotiations regarding or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing, except as provided for herein.

         5.5 Consents; Regulatory Approvals; Reasonable Efforts. Each of the Shareholders and LD Services agree to utilize their respective best efforts and cooperate with each other in every way, to take, as promptly as possible, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and each Shareholder and LD Services, as the case may be, will use his or its best efforts to obtain the Regulatory Approvals, all waivers, Permits, consents, other approvals, authorizations and clearances and to effect all registrations, filings and notices with or to third parties or governmental, regulatory or public bodies or authorities which are in the opinion of IXC-LD necessary or desirable in connection with the transactions contemplated by this Agreement. Until such time as the Regulatory Approvals have been obtained, there shall be no change in the ownership or management of LD Services and no transfer of control whatsoever over LD Services' certificates of public convenience and necessity and daily operations. Pending receipt of the Regulatory Approvals, LD Services, its current shareholders, officers, directors and employees shall remain directly and solely responsible for the operation of LD Services' telecommunications services and for compliance with all applicable provisions of federal telecommunications law, state public service commission laws and all applicable regulations and policies thereunder. Further, pending receipt of the Regulatory Approvals, LD Services, its current shareholders, officers, directors and employees shall manage and operate LD Services' telecommunications services in a manner that is fully consistent with the terms and conditions of LD Services' certificates of public convenience and necessity, the public interest and the best interest of LD Services' shareholders.

         5.6 Fulfillment of Conditions and Covenants. Neither the Shareholders nor LD Services shall take any course of action inconsistent with satisfaction of the requirements or conditions applicable to the Shareholders and LD Services set forth in this Agreement. The Shareholders and LD Services shall each promptly do all acts and take all measures as may be appropriate to enable them to perform as early as possible the obligations herein provided to be performed by them.

         5.7 Compliance with Other Instruments. LD Services will not take any action which would be in violation of any term of its Articles of Incorporation or Bylaws, or in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, order, writ, injunction, judgment or decree. LD Services will not take any action which would be in violation of any material order, statute, rule or regulation applicable to LD Services, its officers, directors and shareholders. LD Services will take all action necessary to obtain and to maintain in force all licenses, Permits and certificates from governmental agencies necessary for the conduct of its business as now conducted.

         5.8 Conduct Prior to Closing. Other than as set forth in the Disclosure Schedule or expressly approved in writing by IXC-LD, LD Services shall conduct its business in the ordinary course and shall not take any action which would cause any of the following:

                 (a) An increase in the salary or other compensation payable or to become payable by LD Services to any of its officers, directors or independent contractors; the declaration, payment, or commitment or obligation of any kind for the payment, by LD Services, of a bonus or other additional salary or compensation to any such person; the repayment by LD Services of any loan from such person; or the payment by LD Services of any accrued but unpaid salaries, dividends, distributions or any other payments, whether in cash or property, to any such person;

                 (b) Other than in the ordinary course of business consistent with past practice, any amendment or termination of any Contract, Permit or other agreement related to LD Services' assets or the Business, or by which LD Services or any of its assets or properties used or useable in connection with the Business are subject;

                 (c) Any cancellation of indebtedness or waiver or release of any material right or claim of LD Services related in any way to the Business other than invoices from LD Services' customers;

                 (d) Any declaration of or agreement to declare or make, any payment or distribution of any assets used or useable in connection with the Business of any kind whatsoever;

                 (e) Any sales, transfers, disposal of or agreements to sell, transfer or otherwise dispose of any of the assets, properties or rights of LD Services related to the Business that, in the aggregate, exceed $50,000;

                 (f) Any making of any loan by LD Services to any person or entity;

                 (g) Any creation or assumption of any mortgage, pledge or other Encumbrance on any asset of LD Services that, in the aggregate, exceed $50,000;

                 (h) Any failure to pay or satisfy when due any obligation of LD Services except where such failure would not constitute a Material Adverse Change;

                 (i) Any disposition or lapsing of any Intellectual Property or any disclosure to any person (other than persons subject to confidentiality agreements) of any Intellectual Property not theretofore a matter of public knowledge;

                 (j) The issuance of any shares of capital stock or any options, warrants, convertible securities or other rights to acquire capital stock without IXC-LD's consent; or

                 (k) LD Services to have less than 30 days of working capital sufficient for its business operations on any date during such period.

         5.9 Compliance with Laws. From and after the date of this Agreement until the Actual Closing Date, LD Services shall comply with all existing material Laws applicable to the Business, as presently conducted, including, without limitation, (a) all Environmental Laws, and (b) all provision of Law relating to labor relations, equal employment practices, fair employment practices, entitlement, prohibited discrimination, terms and conditions of employment, wages and hours, or other similar employment practices or acts.

         5.10 Material Contract. LD Services shall not enter into any material contract, agreement or commitment other than in the ordinary course of business without the written consent of IXC-LD.

         5.11 Cash Maximum. LD Services shall not have more than $100,000 in cash or cash equivalents on the Deemed Closing Date. LD Services shall not make or declare any distributions or dividends with respect to any of LD Services' stock between the Deemed Closing Date and Actual Closing Date.


                                   ARTICLE 6
       IXC'S, IXC-LD'S AND ACQUISITION CORP.'S OBLIGATIONS BEFORE CLOSING

         IXC, IXC-LD and Acquisition Corp. covenant that during the period from the date of this Agreement to the Actual Closing Date:

         6.1 Confidentiality. IXC, IXC-LD and Acquisition Corp. will hold, and will cause each of their affiliates, employees, officers, directors and other Representatives to hold, in strict confidence, and to not use to the detriment of the Shareholders or LD Services, any information or data concerning the Shareholders or LD Services furnished to them in connection with the transaction contemplated by this Agreement, except for information or data generally known to the public; and if the transaction contemplated by this Agreement is not consummated, such confidence shall be maintained and IXC-LD will return to the Shareholders and LD Services all such information and data as the Shareholders and LD Services may request.

         6.2 Fulfillment of Conditions and Covenants. IXC-LD and Acquisition Corp. shall not take any course of action inconsistent with the satisfaction of the requirements or conditions applicable to it set forth in this Agreement. IXC-LD and Acquisition Corp. shall promptly do all acts and take all measures as may be appropriate to enable them to perform as early as possible the obligations herein provided to be performed by them.

         6.3 Consents; Regulatory Approvals; Reasonable Efforts. IXC-LD agrees to utilize reasonable efforts to take, as promptly as possible, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and will use its reasonable efforts to assist LD Services in obtaining the Regulatory Approvals, all waivers, Permits, consents, other approvals, authorizations and clearances and to effect all registrations, filings and notices with or to third parties or governmental, regulatory or public bodies or authorities which are necessary in connection with the transactions contemplated by this Agreement.

         6.4 SEC Documents. Upon request, IXC shall make available to LD Services its filings with the Securities and Exchange Commission.



                                   ARTICLE 7
         CONDITIONS TO OBLIGATIONS OF IXC, IXC-LD AND ACQUISITION CORP.

         The obligations of IXC, IXC-LD and Acquisition Corp. to perform their obligations under this Agreement are subject to the satisfaction, on or before to the Actual Closing Date, of each of the following conditions, unless waived in writing by IXC-LD:

         7.1 Accuracy of Representations and Warranties. All representations and warranties of the Shareholders and LD Services contained in this Agreement or in any document delivered pursuant hereto shall be true and correct in all material respects when made and on and as of the Actual Closing Date as though made on and as of the Actual Closing Date; provided, however, that the representations and warranties contained in Section 3.6, 3.10, 3.11, 3.15, 3.16, 3.17, 3.18, 3.22, 3.23, and 3.24 shall only be required to be true and correct in all material respects when made.

         7.2 Shareholders' and LD Services' Performance of Covenants. All covenants, agreements and obligations required by the terms of this Agreement to be performed, satisfied or complied with by the Shareholders or LD Services at or before the Actual Closing Date shall have been duly and properly performed in all material respects.

         7.3 Shareholders' and LD Services' Officer's Certificate. IXC-LD shall have received a certificate, dated the Actual Closing Date, signed and verified by each of the Shareholders and the President of LD Services, and certifying that the conditions specified in Sections 7.1 and 7.2, above, have been fulfilled.

         7.4 Employment of Key Employees. Richard A. Bishop and Elizabeth Currier (each, a "Key Employee") shall each be employed by LD Services subject to the death or disability of any Key Employee.

         7.5 Opinion of Counsel. IXC-LD shall have received from Swidler & Berlin, legal counsel for the Shareholders and LD Services, an opinion, dated the Actual Closing Date, in a form reasonably satisfactory to IXC-LD.

         7.6 Authorization of the Shareholders and LD Services. All actions necessary to authorize the execution, delivery and performance of this Agreement by each of the Shareholders and LD Services, and the consummation of the transactions contemplated herein, shall have been duly and validly taken.

         7.7 Consents and Regulatory Approvals. The Regulatory Approvals, all licenses, Permits, authorizations, consents and approvals of and filings with any governmental or regulatory agency required to be obtained or made in connection with the consummation of the transactions contemplated by this Agreement shall have been duly obtained or made by or on behalf of the Shareholders or LD Services. All consents of other third-parties required to have been obtained in connection with the consummation of such transactions shall have been obtained by or on behalf of the Shareholders or LD Services.

         7.8 Employment Agreements. IXC-LD shall have obtained fully executed original counterparts of the employment agreements to be entered into between LD Services and each of the Key Employees in the form of Exhibit B attached hereto (the "Employment Agreements").

         7.9 Revised Independent Agent Agreements. IXC-LD shall have obtained fully executed agreements replacing all Independent Agent Agreements listed in the Disclosure Schedule hereto, such agreements to be in the form of Exhibit C, attached hereto (the "Revised Independent Agent Agreements").

         7.10 Waiver and Consent. IXC-LD shall have obtained the Waiver and Consent executed by each Non-Control Shareholder.

         7.11 Certificate of Merger. IXC-LD shall have received confirmation that the Certificate of Merger was executed by LD Services and is ready for filing with the Secretary of State of the State of California.

         7.12 Registration Rights Agreement. IXC-LD shall have obtained a fully executed counterpart to a registration rights agreement from each of the Shareholders in the form of Exhibit D, attached hereto (the "Registration Rights Agreement").

         7.13 Payment of Loans. IXC-LD shall have received confirmation in a form satisfactory to IXC-LD that the loan obligations of Business Options, Inc. to LD Services have been satisfied and paid in full.

         7.14 Working Capital. IXC-LD shall receive evidence satisfactory to IXC-LD that LD Services has at least 30 days of working capital sufficient for its business operations as of the Actual Closing Date.


                                   ARTICLE 8
           CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS AND LD SERVICES

         The obligations of the Shareholders and LD Services to perform their respective obligations under this Agreement are subject to the satisfaction, on or before to the Actual Closing Date, of each of the following conditions, unless waived in writing by the Shareholders or LD Services:

         8.1 Accuracy or Representations and Warranties. All representations and warranties of IXC, IXC-LD and Acquisition Corp. contained in this Agreement shall be true and correct in all material respects when made and on and as of the Actual Closing Date as though made on and as of the Actual Closing Date.

         8.2 Performance of Covenants. All covenants, agreements and obligations required by the terms of this Agreement to be performed, satisfied or complied with by IXC, IXC-LD and Acquisition Corp. at or before the Actual Closing Date shall have been duly and properly performed in all material respects.

         8.3 Officer's Certificate. The Shareholders shall have received a certificate, dated the Actual Closing Date, signed and verified by the President of IXC, IXC-LD and Acquisition Corp., certifying that the conditions specified in Sections 8.1 and 8.2, above, have been fulfilled.

         8.4 Authorization. All actions necessary to authorize the execution, delivery and performance of this Agreement by IXC, IXC-LD and Acquisition Corp., and the consummation of the transactions contemplated herein, shall have been duly and validly taken.

         8.5 Consents and Regulatory Approvals. The Regulatory Approvals, all licenses, Permits, authorizations, consents and other approvals of and filing with any governmental or regulatory agency required to be obtained or made in connection with the consummation of the transactions contemplated by this Agreement shall have been duly obtained or made by or on behalf of the Shareholders or LD Services. All consents of other third-parties required to have been obtained in connection with the consummation of such transactions shall have been obtained by or on behalf of the Shareholders or LD Services.

         8.6 Certificate of Merger. LD Services shall have executed and obtained confirmation that the Certificate of Merger is ready for filing with the Secretary of State of the State of California.

         8.7 Registration Rights Agreement. The Shareholders shall have obtained a fully executed counterpart to the Registration Rights Agreement from IXC.


                                   ARTICLE 9
                                  THE CLOSING

         9.1 The Actual Closing. On the terms and subject to the satisfaction of the conditions contained in this Agreement, the closing of the sale and purchase of the LD Services Stock (the "Actual Closing") shall take place 15 business days after the completion and delivery to IXC-LD of the Deemed Closing Date Audit, in the offices of Riordan & McKinzie commencing at 9:00 a.m., or at such other place, time and date as may be mutually agreed to by the parties. The date and time at which the Actual Closing actually occurs is herein referred to as the "Actual Closing Date."

         9.2 Deliveries by Shareholders. At the Actual Closing, the Shareholders shall deliver the following:

                 (a) Evidence satisfactory to IXC-LD that all of the shares of common stock, no par value of LD Services held by the Shareholders have been cancelled and that such is reflected in the stock records of LD Services;

                 (b)      The certificates contemplated by Section 7.4, above;

                 (c)      The legal opinion contemplated by Section 7.5, above;

                 (d) Evidence of having obtained consents required to be obtained by the Shareholders pursuant to Section 7.7, above;

                 (e) The Employment Agreements referred to in Section 7.8, above;

                 (f)      The Registration Rights Agreement referred to in
Section 7.12 above; and

                 (g) All other agreements, documents, instruments and writings required to be delivered by the Shareholders at the Actual Closing pursuant to this Agreement.

         9.3 Deliveries by LD Services. At the Actual Closing, LD Services shall deliver the following:

                 (a) A stock certificate representing the number of shares of common stock, no par value of LD Services issued in the name of IXC, required to consummate the Merger;

                 (b) Confirmation that the Certificate of Merger has been executed and is ready to be filed with the Secretary of State of the State of California;

                 (c)      The certificates contemplated by Section 7.4, above;

                 (d) Evidence of having obtained consents required to be obtained by LD Services pursuant to Section 7.7, above;

                 (e) The Revised Independent Agent Agreements referred to in Section 7.9, above;

                 (f) The Waiver and Consent referred to in Section 7.10 above; and

                 (g) All other agreements, documents, instruments and writings required to be delivered by LD Services at the Actual Closing pursuant to this Agreement.

         9.4 Deliveries by IXC, IXC-LD and Acquisition Corp. At the Actual Closing, IXC, IXC-LD and Acquisition Corp. shall deliver the following:

                 (a) Stock certificates representing the number of shares of IXC Common Stock required to be delivered pursuant to Section 2.5(a), above.

                 (b)      The officer's certificate contemplated by Section
8.3, above;

                 (c)      The Registration Rights Agreement completed by Section
8.7 above; and

                 (d) All other agreements, documents, instruments and writings required to be delivered by IXC, IXC-LD and Acquisition Corp. at the Actual Closing pursuant to this Agreement.


                                   ARTICLE 10
                                  POST CLOSING

         10.1 Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party, or of any information any party may have in respect thereof, all representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Deemed Closing and the Actual Closing for a period of one year from the Actual Closing, except all representations and warranties with respect to tax matters shall survive three years from the Actual Closing (each, a "Survival Date").

         10.2    Indemnification by the Parties.

                 (a) Subject to the limitations set forth in Section 10.1 and Section 10.2(d), each of the Shareholders severally, with, responsibility proportionate to such Shareholder's percentage interest in the common stock, no par value of LD Services relative to that held by all the

Shareholders in the aggregate immediately prior to the Actual Closing Date and with, in the case of subparagraphs (i) and (iii) below, 100% of responsibility, shall indemnify, defend and hold harmless IXC, IXC-LD and any of their affiliates and Representatives, and shall reimburse IXC, IXC-LD and any of their affiliates and Representatives, on demand, for any claim, demand, loss, liability, damage or expense (including without limitation, any claim for breach of contract or for tort which would be allowable under applicable law if this indemnity provision was not a provision of this Agreement), including without limitation interest, penalties and reasonable attorneys', accountants' and experts' fees and costs of investigation incurred as a result thereof (collectively "Damages"), resulting from any of the following:

                          (i)     Any breach or default in the performance by
such Shareholder of any covenant or agreement of such Shareholder contained herein;

                          (ii)    Any breach or default in the performance by
LD Services of any covenant or agreement of LD Services to be performed on or prior to the Actual Closing;

                          (iii)   Any breach of warranty or inaccurate or
erroneous representation made by such Shareholder severally herein, or pursuant to any certificate delivered or to be delivered by or on behalf of the Shareholders or LD Services pursuant hereto;

                          (iv)    Any breach of warranty or inaccurate or
erroneous representation made by the Shareholders jointly and severally or LD Services herein, or pursuant to any certificate delivered or to be delivered by or on behalf of the Shareholders or LD Services pursuant hereto; or

                          (v)     Any liability arising out of any and all
Actions, demands, judgments, costs and expenses incident to any of the foregoing.

                 (b) IXC or IXC-LD shall indemnify, defend and hold harmless the Shareholders and any of their affiliates and shall reimburse the Shareholders and any of their affiliates on demand, for any Damages resulting from (i) any breach or default in the performance by IXC, IXC-LD or Acquisition Corp. of any covenant or agreement of IXC, IXC-LD or Acquisition Corp. contained herein or (ii) any breach of warranty or inaccurate or erroneous representation made by IXC, IXC-LD or Acquisition Corp. herein, or pursuant to any certificate delivered or to be delivered by or on behalf of IXC, IXC-LD or Acquisition Corp. pursuant hereto.

                 (c) A party entitled to indemnification hereunder ("Indemnitee") shall promptly notify the other party ("Indemnitor") of any such liability, breach of warranty, inaccuracy, misrepresentation or any other claim arising under the foregoing indemnification provision. Indemnitor may contest and defend in good faith any claim of third parties covered by this Section at their own expense; provided that within 30 days of the Indemnitor's receipt of notice of such claim, Indemnitor notify Indemnitee of Indemnitor's desire to defend and contest such claim.

                 (d) Notwithstanding the foregoing, in the absence of fraud, the Shareholders shall have no obligation to indemnify, defend, hold harmless or reimburse IXC, IXC-LD or any of their affiliates or Representatives with respect to the matters described in Sections 10.2(a)(iii), (iv) or (v), unless and until the aggregate amount of all Damages with respect to such matters exceeds $500,000 (the "Basket"), in which event, such persons or entities shall be entitled to indemnification for all amounts in excess of the Basket. Notwithstanding the foregoing, each Shareholder's liability under this
Section 10.2 shall not exceed an amount equal to the Purchase Price divided by the number of shares of LD Services Stock owned by such Shareholder immediately prior to the Merger and this Section 10.2 shall be IXC's, IXC-LD's and any of their affiliates' and Representative's sole remedy with respect to claim's with respect to matters based on Sections 10.2(a)(iii), (iv) or (v).

         10.3 Further Assurances. The Shareholders, at any time on or after the Actual Closing, will execute, acknowledge and deliver any further assignments and other assurances, documents and instruments of transfer, reasonably requested by IXC-LD, and will take any other action that may be requested by IXC-LD, for the purpose of assigning, transferring, granting, conveying and confirming to IXC-LD, or reducing to possession, any or all of the LD Services Stock to be conveyed and transferred by this Agreement.

         10.4 Expenses. Each of the parties shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

         10.5 Resale of IXC Common Stock. Each of the Shareholders shall comply with any applicable federal and state securities laws and any required holding periods thereunder in connection with subsequent sales by each of the Shareholders of the IXC Common Stock acquired hereunder. In addition, each Shareholder agrees not to sell, dispose of, encumber, pledge or otherwise transfer any shares of IXC Common Stock acquired hereunder until such time as financial results covering at least 30 days of combined post-merger operations have been publicly reported.


                                   ARTICLE 11
                            COVENANT NOT TO COMPETE

         11.1    Non-Compete Covenant.

                 (a) During the Applicable Period (as defined below) each Shareholder will not, without the prior written consent of IXC- LD, directly or indirectly, in the Territory (as defined below), Compete (as defined below) with the Business or own any equity interest in, or be a stockholder, partner, owner, officer, director or employee or agent of, or give financial assistance to, any person or entity engaged in any business that Competes with the Business; provided, however, that nothing herein shall prevent any Shareholder from owning, directly or indirectly, as a passive investor, in the aggregate not more than 5% of the outstanding publicly traded stock of any corporation engaged in such competition.

                 (b) For purposes of this Article 11, the term "Applicable Period" shall mean, in the case of a Shareholder, the period beginning on the Actual Closing Date and ending on the date one year following the termination of such Shareholder's employment with LD Services.

                 (c) For purposes of this Article 11, the term "Territory" shall mean Alabama, Arizona, Alaska, California, Colorado, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, New Jersey, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wisconsin.

         11.2 Definition of Compete. For purposes of this Article 11, the term "Competes" shall mean (a) calling on, soliciting or taking away, as a client or customer, any individual, partnership, corporation or association that is a client or customer of LD Services or was a client or customer of LD Services during the 12 calendar month period immediately preceding any such act for the purpose of competing with LD Services or IXC-LD; (b) hiring, soliciting, taking away or attempting to hire, solicit or take away any employee of LD Services or IXC-LD either on behalf of itself or any other person or entity; or (c) hiring, soliciting, taking away or attempting to hire, solicit or take away any independent sales representative that is engaged in the solicitation of customers on LD Services's behalf or was engaged in the solicitation of customers on LD Services's behalf during the 12 calendar month period immediately preceding any such act for the purpose of competing with LD Services or IXC-LD.

         11.3 Direct or Indirect Competition. For purposes of this Agreement, the words "directly or indirectly" as they modify the word "Competes" shall mean (a) acting as an agent, representative, consultant, officer, director, independent contractor or employee of any entity or enterprise, which Competes (as defined in Section 11.2, above) with the Business; (b) participating in any such competing entity or enterprise, or the affiliate of such entity or enterprise, as a holder of an equity interest or as an owner, partner, limited partner, joint venturer, creditor or stockholder; or
(c) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present or identified prospective client or customer of LD Services.

         11.4 Confidential Data. The Shareholders agree that, during the period set forth in Section 11.1, above, each of them will keep confidential and not directly or indirectly divulge, furnish, make accessible to anyone, or appropriate for their own use any confidential information of LD Services, and that at no time will either of them divulge, furnish and make accessible to anyone or appropriate for their own use any trade secrets of LD Services. Each of the Shareholders and LD Services further acknowledge and agree that IXC-LD has a legitimate interest in protecting proprietary customer information from misappropriation or diversion by the Shareholders or any competitor. The Shareholders hereby acknowledge and agree that the prohibitions against disclosure of confidential data recited herein are in addition to, and not in lieu of, any rights or remedies which IXC-LD may have available pursuant to the Laws of any jurisdiction or at common law to prevent the disclosure of trade secrets and other confidential proprietary data, and the enforcement by IXC-LD of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in Law or equity absent this Agreement.

         11.5 Reasonableness of Restrictions. The Shareholders recognize that the territorial and time limitations set forth in Section 11.1, above, are reasonable, not burdensome and are properly required by Law for the adequate protection of IXC-LD, and in the event that such territorial or time limitations are deemed to be unreasonable by a court of competent jurisdiction, then the Shareholders and IXC-LD agree and submit to the reduction of either said territorial or time limitation, or both, to such an area or period as said court shall deem reasonable.

         11.6 Injunctive Relief. The Shareholders acknowledge that their expertise in the Business is of a special, unique, unusual, extraordinary and intellectual character, which gives said expertise a peculiar value, and that a breach by either or all of them of the provisions of this Agreement cannot be reasonably or adequately compensated in damages in an action at Law and that such breach will cause IXC- LD and LD Services irreparable injury and damage. The Shareholders further acknowledge that each of them possesses unique skills, knowledge and ability that competition in violation of this Agreement would be extremely detrimental to IXC-LD and LD Services. By reason thereof, the Shareholders agree that IXC-LD and LD Services shall be entitled, in addition to any other remedies each of them may have under this Agreement or otherwise, to temporary, preliminary and/or permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement, without proof of actual damages that have been or may be caused to IXC-LD or LD Services by such breach or threatened breach; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of a breach, by either party.


                                   ARTICLE 12
                                  TERMINATION

         12.1 Termination. This Agreement and the transactions contemplated herein may be terminated at any time:

                 (a) Upon the written consent of each of the parties to this Agreement; or

                 (b) By IXC-LD or LD Services upon written notice to the other, without liability on account of such termination, if the Shareholders and/or LD Services are unable to duly obtain any material regulatory approvals required by Sections 7.7 and 8.7 after all appeals relating thereto have been exhausted.

         12.2 Effect on Obligations. Termination of this Agreement pursuant to this Article 12 shall terminate all obligations and liability of the parties hereunder and this Agreement shall become void and no party shall have any obligation or liability thereunder, except for the obligations under Sections 5.3, 6.1. and 10.2.


                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

         13.1 Entire Agreement. This Agreement, together with the Ancillary Agreements, the Certificate of Merger and the Disclosure Schedule, set forth the entire agreement between the parties with regard to the subject matter of this Agreement.

         13.2 Governing Law. The validity, construction and performance of this Agreement, and any Action arising out of or relating to this Agreement or any of the Ancillary Agreements, shall be governed by the Laws, without regard to the Laws as to choice or conflict of Laws, of the State of Texas.

         13.3 Interpretation. The language in all parts of this Agreement and each of the other Ancillary Agreements shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa. The captions of the Sections and Subsections of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

         13.4 Waiver and Amendment. This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns. Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but only to the extent such provision is for the benefit of the waiving party, and no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

         13.5 Assignment. Except as specifically provided otherwise in this Agreement, neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial process, operation of Law or otherwise), in whole or in part, by either party without first obtaining the prior written consent of the non-assigning party. Notwithstanding the foregoing, this Agreement and any Ancillary Agreement may be assigned without prior notice or consent to any IXC Affiliate or any entity which merges with or into IXC or IXC-LD or acquires substantially all of the assets of IXC or IXC-LD. Any voluntary attempt at such an assignment, except pursuant to this Section shall be void and, at the option of the non-assigning party, shall be an incurable breach of this Agreement resulting in the termination of this Agreement.

         13.6 Successors and Assigns. Each of the terms, provisions and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

         13.7 Notices. All notices, requests, demands and other communications made under this Agreement shall be in writing, correctly addressed to the recipient at the addresses set forth under such recipient's signature on the signature page hereto and shall be deemed to have been duly given; (i) upon delivery, if served personally on the party to whom notice is to be given; or (ii) on the date or receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, or by air courier. Any party may give written notice of a change of address in accordance with the provisions of this Section and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

         13.8 Severability. Each provision of this Agreement is intended to be severable. Should any provision of this Agreement or the application thereof be judicially declared to be or becomes illegal, invalid, unenforceable or void, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void or unenforceable provision.

         13.9 Warranty of Authority. Each of the individuals signing this Agreement on behalf of a party hereto warrants and represents that such individual is duly authorized and empowered to enter into this Agreement and bind such party hereto.

         13.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.

L.D. SERVICES, INC.,                         IXC COMMUNICATIONS, INC.,
a California corporation                     a Delaware corporation


By: /s/ Richard Allen Bishop                 By: /s/ James F. Guthrie
   --------------------------------             --------------------------------
   Richard Allen Bishop, President             James F. Guthrie,
                                               Executive Vice President

 By: /s/ Judith Bolger
    -------------------------------
    Judith Bolger, Secretary                 Address:  5000 Plaza on the Lake
                                                       Suite 200
                                                       Austin, Texas 78746


 Address:  13230 E. Firestone Blvd           Phone No.:  (512) 328-1112
           Suite D2                          Fax No.:    (512) 328-0239
           Santa Fe Springs, CA 90670
 Phone No.:   (310) 802-5884
 Fax No.:     (310) 404-2178

                                             IXC-ONE ACQUISITION CORP.,
                                             a California corporation

                                             By: /s/ James F. Guthrie
                                                -------------------------------
                                                James F. Guthrie,
                                                Executive Vice President

                                             Address:  5000 Plaza on the Lake
                                                       Suite 200
                                                       Austin, Texas 78746
                                             Phone No.:  (512) 328-1112
                                             Fax No.:    (512) 328-0239

                                             IXC LONG DISTANCE, INC.,
                                             a Delaware corporation

                                             By: /s/ James F. Guthrie
                                                -------------------------------
                                                James F. Guthrie,
                                                Executive Vice President

                                             Address:  98 San Jacinto, Suite 700
                                                       Austin, Texas 78701
                                             Phone No.:  (512) 433-3500
                                             Fax No.:    (512) 433-3510


 THE "SHAREHOLDERS":

 /s/ Richard Allen Bishop
 ------------------------------------------------
 Richard Allen Bishop, individually and in his
 capacity as Trustee of the Richard Allen Bishop
 & Teresa Anne Bishop 1996 Revocable Trust

 Address:
 Phone No.:
 Fax No.:

 /s/ Judith Bolger
 ------------------------------------------------
 Judith Bolger

 Address:
 Phone No.:
 Fax No.:


 /s/ Elizabeth Currier
 ------------------------------------------------
 Elizabeth Currier, individually and in her
 capacity as Trustee of the Currier Family Trust

 Address:
 Phone No.:
 Fax No.:

 /s/ Don Currier
 ------------------------------------------------
 Don Currier

 Address:
 Phone No.:
 Fax No.:


 /s/ Thomas Guy Eltringham
 ------------------------------------------------
 Thomas Guy Eltringham

 Address:
 Phone No.:
 Fax No.:

 /s/ John Brent McDaniel
 ------------------------------------------------
 John Brent McDaniel, individually and in his
 capacity as Trustee of the John Brent McDaniel
 Revocable Trust

 Address:
 Phone No.:
 Fax No.:


 /s/ Donna J.S. Robinson
 -------------------------------------------------
 Donna J.S. Robinson

 Address:
 Phone No.:
 Fax No.:

 /s/ Harold B. Robinson
 ------------------------------------------------
 Harold B. Robinson

 Address:
 Phone No.:
 Fax No.:



 Agreed and Accepted:

 /s/ David Bolger
 ------------------------------------------------
 David Bolger


 /s/ Lydia Eltringham
 ------------------------------------------------
 Lydia Eltringham


 /s/ Dorda McDaniel
 ------------------------------------------------
 Dorda McDaniel


 /s/ Teresa A. Bishop
 ------------------------------------------------
 Teresa A. Bishop

                                   EXHIBIT A
                              Regulatory Approvals

                            Jurisdictions Requiring
                        Approval of Transfer of Control

Federal:

FCC -- International resale Section 214 authorization

States:

Arkansas
Delaware
Georgia
Indiana
Louisiana
Minnesota
Mississippi
Missouri
New York
North Carolina
Pennsylvania
Washington
West Virginia


                            Jurisdictions Requiring
                      Notification of Transfer of Control

States:

Alabama
Arizona
California
Florida
Idaho
Illinois
Kansas
Kentucky
Maryland
Massachusetts
Montana
New Mexico
North Dakota
Ohio

Oklahoma
Oregon
South Carolina
South Dakota
Tennessee
Texas
Utah
Wisconsin


                              No Filings Required

Iowa
Michigan
New Jersey
Virginia

                                   EXHIBIT B
                          Form of Employment Agreement


         THIS AGREEMENT ("this Agreement"), made and entered into as of _____________, 1997 by and between L.D. Services, Inc., a California corporation ("LD Services"), and _____________ ("Employee");

                              W I T N E S S E T H

         In consideration of the covenants and conditions herein contained, and for good and valuable consideration, the parties hereto agree as follows:

         1. Engagement. Employee hereby agrees to provide to LD Services Employee's services as ______________________, and in such other capacities as the Board of Directors of LD Services may reasonably require, and to perform such other services in connection with the business operation, activities and affairs of LD Services as LD Services may direct. Employee shall render all services usually and customarily rendered by and required of persons engaged in such capacity in the telecommunications industry.

         2. Term. The term of this Agreement shall commence on _____________ (the "Start Date") and shall continue until June 30, 1998 unless otherwise terminated as set forth herein (the "Term").

         3. Compensation. In full consideration for the undertakings of and the services to be rendered by Employee to LD Services, LD Services agrees to pay Employee, and Employee agrees to accept, the following:

                 (a) Salary: $_________ per year during the Term, payable ratably on the regular paydays of LD Services.

                 (b) Stock Options: Employee shall be granted options to purchase _________ (___) shares of common stock, $.01 par value, of IXC Communications, Inc., the parent of LD Services, under the IXC Communications, Inc. 1996 Stock Plan (the "Plan") pursuant to the terms of an option agreement with IXC Communications, Inc. in the form of Exhibit ___ attached hereto.

         4. Benefits. Employee will be entitled to all rights and benefits for which Employee is otherwise eligible under any health, life and disability insurance plans, vacation policies, sick leave policies, profit sharing plans, automobile allowances and club dues reimbursements that LD Services provides or during the Term of this Agreement may provide to its employees or officers in comparable positions (collectively, "Additional Benefits").

         5. Reimbursement of Business Expenses. LD Services will, upon submission of appropriate documentation, promptly reimburse employee for reasonable and authorized expenses

(including travel, entertainment, business meetings, telephone and similar items) incurred by Employee during the term of this Agreement.

         6. Freedom to Execute Agreement. Employee represents, warrants and agrees that Employee is free to enter into this Agreement and to grant the services and rights set forth herein, and that Employee has not made any grant or assignment which will or might conflict with or impair the complete enjoyment of the rights and privileges granted to LD Services hereunder.

         7. Exclusivity. Employee shall devote Employee's full-time attention, energies, skills, learning and best efforts to the business of LD Services and, during the Term, shall not be engaged, directly or indirectly, in any other business activity or render services of a business, professional or commercial nature to any other person, firm or corporation, in direct competition with LD Services.

         8. Property. All results and proceeds of Employee's services hereunder, and all inventions, improvements, systems, designs, ideas, business plans, sales techniques and approaches which Employee made or conceived or which Employee may make or conceive, at any time after the commencement of Employee's employment with LD Services and until the termination thereof, either individually or jointly with others, or which Employee utilizes in carrying out Employee's duties hereunder (hereinafter "Property"), shall be the exclusive property of LD Services as a "work for hire", and Employee hereby assigns and agrees to assign to LD Services all of Employee's rights in and to all such Property, and to all copyrights (statutory and common law), covering any or all of the Property.

         9. Trade Secrets. Since the work for which Employee is employed and upon which Employee will be engaged will include knowledge and information of a confidential nature to, and the secret property of, LD Services, or persons, firms, entities or corporations with whom LD Services is affiliated, or customers of LD Services or its affiliates (including but not limited to inventions, improvements, designs systems, ideas, financial and technical data, trade secrets, business plans, financing systems and techniques, sales techniques and approaches, and customer and supplier information), Employee shall receive all knowledge and information in confidence, and shall not at any time (during or after employment with LD Services) except as required in the conduct of LD Services business, or authorized in writing by LD Services, publish, disclose or use or authorize anyone else to publish, disclose or make use of any such information or knowledge unless and until such information or knowledge shall have ceased to be secret or confidential as evidenced by general public knowledge. In the event that Employee's employment with LD Services shall cease, Employee authorizes LD Services to send a copy of this
Section 9, in its sole discretion, to any and all future employers which Employee may have and to any and all persons, firms, entities and corporations with whom Employee may become affiliated in a business or commercial enterprise, and inform any and all such employers, persons, firms, entities or corporations that LD Services intends to exercise its legal rights should Employee breach the terms of this Agreement or should another party induce a breach by Employee.

         10. Injunction; Confidential Materials. Employee hereby consents and agrees that for any violation of any of the provisions of Sections 8, or 9 of this Agreement, a restraining order and/or an injunction may issue against Employee in addition to any other rights LD Services may have at law or in equity. Employee agrees that records containing secret or confidential knowledge and information prepared by Employee or which come into Employee's possession during Employee's employment by LD Services, are and remain the property of LD Services, and if and when Employee's employment with LD Services terminates, all such records and all copies thereof shall be left with LD Services.

         11. Remedies. Employee acknowledges and agrees that the services to be rendered by Employee hereunder and the rights and privileges herein granted to LD Services are by reason of Employee's skill and experience, of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that a breach by Employee of any of the provisions contained herein will cause LD Services irreparable injury and damage. Employee expressly agrees that LD Services shall be entitled as a matter of right to injunctive or other equitable relief to prevent a breach of this Agreement by Employee. Resort to such equitable relief, however, shall not be construed as a waiver of any other rights or remedies which LD Services may have for damages or otherwise hereunder. Employee specifically agrees that LD Services may recover by appropriate action the amount of the actual damage caused LD Services by any failure, refusal or neglect of Employee to keep and perform all of the agreements and warranties herein contained.

         12.     Termination.

                 (a) Termination of Employment. During the term of this Agreement, should LD Services terminate the Employee's employment (a) upon the disability of the Employee, (b) upon the death of the Employee, (c) for cause, or (d) for any other reason, the following terms shall apply:

                          (i) Disability. For purposes of this Agreement, "disability" shall mean a physical or mental sickness or any injury which renders the Employee incapable of performing the services required as an employee of LD Services and which does or may be expected to continue for more than three months during any six month period. The Board of Directors of LD Services and the Employee shall determine the existence of a disability and the date upon which it occurred. In the event of a dispute regarding whether or when a disability occurred, the matter shall be referred to a medical doctor selected by the Board of Directors of LD Services and the Employee.
         In the event of their failure to agree upon such a medical doctor, the Board of Directors and the Employee shall each select a medical doctor who together shall select a third medical doctor who shall make the determination. Such determination shall be conclusive and binding upon the parties.

                          (ii) Payments Upon Disability or Death. In the event of termination for disability or death, Employee shall receive as severance, payments of the Employee's salary to be made to the Employee or Employee's estate, and the Employee and Employee's family shall continue to receive health and medical insurance, until the first to occur of (i) June 30, 1998 and (ii) the date six months after the date of such termination.

         [To be used for Rick]

                          (iii) Cause. For purposes of this Agreement, "cause" shall mean (a) misconduct which is demonstrably and substantially injurious to LD Services, or (b) failure to follow a reasonable lawful directive of LD Services's Board of Directors or an authorized LD Services officer, director or supervisor of Employee following notice that such failure shall constitute grounds for termination for cause. In the event LD Services seeks to terminate the Employee's employment with LD Services for cause, LD Services shall provide the Employee with a written notice stating the facts and circumstances constituting the cause for such termination, and may in such notice or otherwise prescribe the Employee's duties, if any, to be performed until the date of termination.

         [To be used for other Shareholders]

                          (iii) Cause. For purposes of this Agreement, "cause" shall mean (a) the failure or inability of the Employee to substantially perform Employee's duties, other than a failure resulting from incapacity due to physical or mental illness (subject to the Chief Executive Officer's approval), (b) misconduct which is demonstrably and substantially injurious to LD Services, (c) violation of any of LD Services' rules, policies, procedures or other standards of conduct or performance (subject to the Chief Executive Officer's approval) or (d) failure to follow a reasonable lawful directive of LD Services's Board of Directors or an authorized LD Services officer, director or supervisor of Employee following notice that such failure shall constitute grounds for termination for cause. In the event LD Services seeks to terminate the Employee's employment with LD Services for cause, LD Services shall provide the Employee with a written notice stating the facts and circumstances constituting the cause for such termination, and may in such notice or otherwise prescribe the Employee's duties, if any, to be performed until the date of termination.

         [To be used for Rick]

                          (iv) Termination For Other Reasons. Termination of employment by the Employee's request shall be considered a termination for cause for purposes of this Agreement except if such request occurs within 30 days after (a) Employee's duties have been materially changed by the Board of Directors of LD Services, and/or
         (b) Employee has been asked to render services for LD Services outside Los Angeles County or Orange County for either a continuous period in excess of four weeks or an aggregate of 30 days during the Term of this Agreement. In the event of termination for cause, payments of salary pursuant to Section 3 shall be prorated to the date of termination and Employee shall not receive any severance.

         [For all other shareholders]

                          (iv) Termination For Other Reasons. Termination of employment by the Employee's request shall be considered a termination for cause for purposes of this Agreement except if such request occurs within 30 days after (a) Employee's duties have been materially changed by the Board of Directors of LD Services, without approval of the Chief Executive Officer of LD Services, and/or (b) Employee has been asked to render services for LD Services outside Los Angeles County or Orange County for either a continuous period in excess of four weeks or an aggregate of 30 days during the Term of this Agreement. In the event of termination for cause, payments of salary pursuant to Section 3 shall be prorated to the date of termination and Employee shall not receive any severance.

                 (b) Termination Without Cause. If the Employee's employment is terminated by LD Services for (a) any reason other than for cause, disability or death, or (b) what LD Services believes is cause or disability and it is ultimately determined that the Employee was wrongfully terminated, the Employee shall have been terminated "without cause" and shall receive as damages (i) Employee's salary, as set forth in Section 3, for six months following such termination or until June 30, 1998, whichever is less (such date is referred to as the "Severance Date") and (ii) fringe benefits, as set forth in Section 5 until the Severance Date.

         13. Headings. The headings contained in this Agreement are for convenience only and shall not be referred to for the purpose of limiting or construing this Agreement in any way.

         14. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by regular, first-class mail or by certified or registered mail or facsimile as follows:

            To Employee:
                              _________________________________________________
                              _________________________________________________
                              Telecopy No._____________________________________


            To LD Services:
                              _________________________________________________
                              _________________________________________________
                              _________________________________________________
                              Attention:_______________________________________
                              Telecopy No._____________________________________


or other such address as either party shall specify in a notice to the other. Employee shall promptly notify LD Services in writing of any change of Employee's address. Notice shall be deemed given on the earlier of the date of actual receipt by the party to whom it is addressed or the date it is placed, postage prepaid, in a depository for U.S. mail or delivered to toll prepaid to a telegraph office.

         15. Successor of LD Services to Assume. LD Services will require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or the assets of LD Services, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that LD Services would be required to perform this Agreement if no such succession had taken place. As used in this Section, "LD Services" shall mean LD Services as hereinbefore defined and any successor to its business and/or assets which executes and delivers this Agreement as provided for in this Section, or which otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law.

         16. Law Governing. This Agreement shall be deemed to be entered into and performed in California, and shall, in all respects, be interpreted in accordance with and governed by the laws of California and the parties agree that they will be subject to the jurisdiction of the courts of California.

         17. Waiver. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

         18. Severability. In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

         19. Entire Agreement. This instrument and the exhibits hereto constitute the entire agreement between the Company and the Employee relating to the Employee's employment by the Company and supersede any prior agreements, promises and understandings.

         20. Amendment. This Agreement may only be amended by an agreement in writing signed by the LD Services and the Employee.

         21. Attorneys' Fees. If any legal action or proceeding is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled.

         23. Arbitration. All controversies, claims, disputes, and matters in question arising out of, or relating to, this Agreement including, without limitation, any asserted breach thereof, shall be decided by arbitration in accordance with the provisions of this Section. The arbitration proceedings shall be conducted under the applicable rules of the American Arbitration Association or its successor in effect at the time a demand for arbitration under the rules is made. The arbitration board will consist of three arbitrators, one chosen by LD Services, one chosen by Employee and the third selected by the two arbitrators so chosen. The decision of the majority of the arbitrators, including determination of amount of any damages suffered, shall by conclusive, final, and binding on LD Services and on Employee, on all respective heirs, legal representatives, successors, and assigns. The arbitrators shall be bound to follow the applicable state law and case precedent. The losing party shall pay to the successful party its expenses in the arbitration for arbitration costs, including arbitrator's fees, attorneys fees, fees for expert testimony, and for other expenses of presenting its case.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.


                                    L.D. Services, Inc.

                                    By:     _____________________________
                                    Its:    _____________________________


                                    EMPLOYEE:


                                    _____________________________________

                                   EXHIBIT C
                  Form of Revised Independent Agent Agreement


         This is an agreement ("Agreement") entered into this ____ day of ________ 199_, by and between L.D. Services, Inc., (hereinafter, the "Company"), and _____________________________, representing
__________________________, and other persons and principals acting on or for its services or in the interests of any principal or their assigns, (hereinafter, "Contractor").

         WHEREAS, the Company is in the business of providing long distance telecommunications services (the "Services") to commercial, non- residential customers and residential customers;

         WHEREAS, in order to increase sales of the Services, the Company has determined that it is in its best interests to engage Contractor as an independent contractor for the purpose of selling the Services on terms and conditions hereinafter set forth; and

         WHEREAS, Contractor wishes to become an independent contractor of the Company for the purpose of selling the Services, and is willing to accept such engagement and undertake the sale of the Services, all upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

         1.      RELATIONSHIP OF THE PARTIES

                 The Company hereby appoints Contractor and Contractor hereby accepts the appointment as a non-exclusive, authorized sales agent of the Company in the area described in Exhibit A, attached hereto (the "Area"). In its capacity as sales agent, Contractor shall solicit customers for the Services in the Area (customers which Contractor obtains for the Company are referred to as "Customers"), and except as set forth in paragraph 2 below, the Company reserves the right to appoint other independent contractors to sell the Services, and to locate such independent contractors in the geographic areas of its choice. Contractor's relationship with the Company is solely that of an independent contractor, and nothing herein shall be construed to constitute a joint venture, partnership, employment, or franchise relationship between the Company and Contractor.

         2.      TERMS AND CONDITIONS OF RELATIONSHIP

                 A. During the term hereof, the Services which Contractor sells on behalf of the Company shall be sold by Contractor at agreed upon rates, terms and conditions.

                 B. The Company shall determine and may periodically modify rates for the Services, and shall notify Contractor of each modification prior to such modifications taking effect. Contractor shall take no action inconsistent with, and agrees to support the Company's efforts before regulatory authorities regarding any modification of the Company's rates. Modification of rates may apply to both existing and future Customers. Where Contractor establishes contracts with Customers that guarantee rates for specific periods of time and Company agrees to same, Company will not violate such contracts by changing rate plans for those customers during the term.

                 C. Contractor shall not reveal, divulge, make known, sell, exchange, give away, or transfer in any way any part or all of any list of Customers during or after the term of this Agreement; provided however, that Contractor shall be under no restriction regarding the use of such information as long as such use is consistent with the terms of this Agreement and is in the best interest of the Company.

                 D. Contractor shall have reviewed all oral or written applications and letters of agency ("LOAs") for the Services submitted by Customers to Contractor and shall reject those applications for LOAs which do not meet the written standards of the Company.

                 E. All Customer applications and LOAs submitted by Contractor to the Company and, if accepted such Customers will become the Customers of the Company and not of Contractor. The Company will furnish to Contractor written procedures to be followed by Contractor in processing customer applications of LOAs. Company will "Ceasar/Geasar" (in applicable LEC's), LEC bill and do customer service on all orders accepted by Customer. Contractor shall not be responsible for any such billing services or for the collection from any Customer of any unpaid charges owed to the Company. The Company has the unfettered right, subject to applicable law and regulatory review, if any, to reject the application or LOA of any Customer applications or LOAs, including billing information to the Company via computer equipment compatible with the Company's computer equipment.

                 E-1. At Company's discretion, it may agree to take over the provisioning functions including "Ceasar/Geasar" with applicable LECs. If such change in procedure occurs, compensation for same will be agreed upon by both parties.

                 F. Contractor shall maintain regular customer contact with all Customers solicited by Contractor whose monthly billings exceed $1,000 per month, and Contractor shall remain accessible to such Customers for on-going customer support and customer inquires.

                 G. Contractor shall not use any written materials with Company's name on it to advertise or to solicit Customer orders other than those written materials provided or approved by the Company.

                 H. Other than its employees, Contractor shall neither engage any other party to meet its duties or obligations hereunder nor shall it contract in the name of or bind the Company in any manner whatsoever, without the prior written approval of the Company.

                 I. Contractor reserves the right to employ and discharge such salespeople and other employees as it shall, in its sole judgment, deem necessary, and such salespeople and other employees shall be employees of Contractor and not of the Company.

                 J. Both the Company and Contractor shall faithfully, honestly, and diligently perform their obligations hereunder.

         3.      COMPENSATION

                 A. Company shall pay Contractor as set forth in Exhibit B within 5 business days of the date Company has been paid for Contractor's billing.

                 B. Except as provided herein, compensation hereunder shall survive the termination of this Agreement and continue until Customers no longer use the Services.

                 C. All federal, state, local, and other taxes, which may be payable as a result of compensation paid by the Company to Contractor, are the sole responsibility of Contractor.

         4.      COMPLIANCE

                 Contractor shall comply with and abide by all federal, state, and local laws governing the solicitation and sale of the Services which it sells including, but not limited to, any licenses or permits that may be required in order to perform its activities or meet its duties and obligations under this Agreement.

         5.      FALSE AND MISLEADING STATEMENTS

                 A. Contractor shall not make any false or misleading statements concerning the rates, terms and conditions, or any other aspect of the Services. Contractor understands that any such statement is a breach of this Agreement which, if continued for more than ten (10) days after notice of such breach to Contractor, is cause for immediate termination hereof.

                 B. Neither Contractor nor the Company shall make any false or misleading statements concerning the other party or the business relationship between the parties.

                 C. Contractor shall not falsify any LOA. Contractor shall comply with all applicable laws regarding LOAs from Customers.


         6.      LICENSE TO USE SERVICE MARKS OF THE COMPANY

                 A. The Company hereby grants Contractor a revokable license to use certain trademarks, trade names, insignia, symbols or decorative designs or the like, which the Company owns (collectively, the "Marks"). Periodically, the Company will publish a list of the Marks which Contractor is licensed to use under this Agreement. Contractor agrees to use such Marks subject to any and all written restrictions, conditions, or limitations delivered to Contractor from time to time by the Company. Upon termination of this Agreement for any reason, Contractor shall immediately discontinue its use of the Marks and shall return to the Company all property or material related to such Marks provided to Contractor by the Company.

                 B. Contractor shall not use the Marks as part of its own corporate or trade name or with any prefix, suffix, or other modifying words, terms, designs, or symbols, to in any modified form, unless previously authorized by the Company in writing. Contractor may not use any Mark in connection with the sale or lease of any unauthorized product or service or any other manner not expressly authorized by this Agreement or separately in writing by the Company. Contractor shall cooperate with the Company in securing any necessary trade or fictitious business names necessary to use the Marks and shall be reimbursed by the Company for any reasonable expenses incurred thereby.

                 C. The Company reserves the unfettered right to revoke or modify the license granted hereunder at any time. Contractor shall discontinue use of any Mark or substitute one or more additional trade or service marks as prescribed by the Company as soon as practicable after written notice is delivered by the Company. In such event the Company shall reimburse Contractor for its reasonable out-of- pocket costs, if any, of complying with this obligation.

                 D. Contractor shall not attack the title or any rights of the Company in and to the Marks during the term of this Agreement. The Company shall indemnify and hold Contractor harmless against any damages and costs from claims or suit arising out of the use by Contractor of the Marks in the manner authorized in this Agreement, provided that prompt notice is given to the Company of any such claim or suit, and provided further, that the Company shall have the option to undertake and conduct the defense of any suit so brought. No settlement of any such claim or suit is to be made by Contractor without the prior written consent of the Company.

                 E. Contractor agrees to assist the Company, and the Company agrees to reimburse Contractor for all associated costs incurred by Contractor, in the procurement any protection of the Company's rights to the Marks. The Company, if it so desires, may commence or prosecute any claims or suits for such purpose in its own name or may join Contractor as a party thereto. When known, Contractor shall notify the Company in writing of any infringements or imitations by others of the Marks which are the same as or substantially similar to those covered by this Agreement. Contractor shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of the Company.

         7.      EXPENSES AND COSTS

                 Contractor is responsible for all expenses and costs related to its activities, obligations, and duties hereunder including, but not limited to, all fees, taxes, and assessments of any type or kind.

         8.      INDEMNIFICATION

                 Contractor shall indemnify and hold harmless the Company from any and all claims, demands, losses, penalties, actions, and judgments for (i) damages to personal property, (ii) personal injury or death suffered or sustained by any third party, and (iii) any other claims which arise by reason of the conduct of Contractor, its affiliates or employees, relative to the performance of Contractor's activities, duties, or obligations hereunder. This section and its provision shall survive the termination of this Agreement.

         9.      CONSEQUENTIAL DAMAGES

                 In no event, whether for breach of contract, warranty, negligence, strict liability in tort, or otherwise, will either party by liable to the other party for incidental, special or consequential damages including, but not limited to, frustration of economic or business expectations, loss of profits, cost of capital, cost of substitute products(s), facilities, or services, or downtime cost, even if advised of the possibility of such damages.

         10.     ASSIGNMENT AND TRANSFER

                 This Agreement shall not be assigned or in any manner transferred by Contractor without the prior written consent of the Company which consent shall not be unreasonably withheld. This Agreement may be assigned by the Company to any affiliate of the Company.

         11.     TERMINATION

                 A. This Agreement shall terminate two (2) years from the date of its execution unless earlier terminated by its terms. However, the Agreement shall be automatically renewed for additional one (1) year periods at the expiration of any term, unless thirty (30) days prior to any such expiration written notice is provided to the non-terminating party by the terminating party that the Agreement is terminated.

                 B. If Contractor or the Company substantially fail to perform or comply with any provision of this Agreement in a satisfactory manner, and if such failure continues for more than ten (10) days after notice of such breach by the other party, then the such party may, at its option, immediately terminate this Agreement without any further obligation to the other, except for the payment of commissions earned as per Section 3 of the Agreement and Exhibit B, with the exception of violations of Section 12 as specified in that section (in which case no further commissions would be paid).

         12.     COVENANT NOT TO COMPETE

                 Notwithstanding anything herein to the contrary, Contractor shall not during the term of this Agreement and for a period of three years after the termination of this Agreement target or intentionally solicit and will not process any Customer with whom Contractor had previous contact while engaged as an Independent contractor by the Company to use the services of any provider of telecommunication services other than the Company. Violation of this clause constitutes a breach of contract and, in addition to the fact that no further commissions would be due and owing to Contractor, Company would take full legal actions against Contractor for an injunction against such violations of this Agreement.

         13.     CONFIDENTIALITY

                 A. Contractor shall not reveal any written or verbal information which, by its nature and under the circumstances, is confidential or proprietary, specifically, information regarding the Company, its directors, officers, employees, or services; the terms and conditions of this Agreement, or any customer information such as names and addresses of and Customers of the Company; and any additional materials that shall be specified in writing as confidential and proprietary. All such written information shall be returned to the Company immediately upon termination hereof.

                 B. Upon and after the termination of this Agreement, Contractor shall not use to its own advantage, or to the advantage of any other person or entity, the above specified confidential or proprietary information.

         14.     NOTICES

                 Any and all notices or other communications required or permitted by any provision of this Agreement shall be in writing and shall be hand-delivered, or mailed by certified mail, return receipt requested, to the addressee at the addressee's address noted on the signature page hereto.

         15.     MISCELLANEOUS

                 A. The failure of any party to enforce any provision of this Agreement shall not be considered a waiver of such provision, but the same shall nevertheless remain in full force and effect.

                 B. This Agreement and the Exhibits thereto, which may be updated or amended from time to time, constitute and contain the entire agreement of the parties hereto regarding the subject matter hereof and supersede any and all related discussions, negotiations, correspondence, understandings, and agreements among the between the parties.

                 C. This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of California.

                 D. In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable, then all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement. In the event that any provision relating to the time period or geographic area of any restriction imposed by this Agreement shall be declared by a court of competent jurisdiction to be unreasonable and unenforceable, then such restriction shall be automatically reduced to a time period or geographic area which the court deems reasonable and will enforce.

        E. This Agreement shall only be modified by the mutual, written consent of both parties.

                 IN WITNESS HEREOF, the parties hereto state that they are authorized to enter into this Agreement and, based upon such authority, have executed this Agreement as of the day and year first written above.

THE "COMPANY"                              "CONTRACTOR"

By: ______________________                 By:_________________________

[Name:___________________]                 [Name:_____________________]

Its:______________________                 Its:________________________

Address:                                   Address:
13230 E. Firestone Blvd. #D2
Santa Fe Springs, CA 90670
Phone: (310) 802-5884                      Phone: (    )
Fax  : (310) 404-2178                      Fax  : (    )

                                   EXHIBIT D
                     Form of Registration Rights Agreement

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of this __th day of ______________________ 1997, by and between IXC Communications, Inc., a Delaware corporation (the "Company"), and each of the Shareholders listed on the signature page hereof: Richard A. Bishop, individually and in his capacity as Trustee of the Richard Allen Bishop & Teresa Anne Bishop 1996 Revocable Trust; Judith Bolger; Elizabeth Currier, individually and in her capacity as Trustee of the Currier Family Trust; Don Currier; Thomas Guy Eltringham; John Brent McDaniel, individually and in his capacity as Trustee of the John Brent McDaniel Revocable Trust; Donna J.S. Robinson; and Harold B. Robinson.

                                R E C I T A L S

         A. The Company, IXC Long Distance, Inc., a Delaware corporation ("IXC-LD"), the Shareholders, L.D. Services, Inc., a California corporation ("LD Services"), and IXC-One Acquisition Corp., a California corporation, have entered into a Stock Acquisition Agreement and Plan of Merger of even date herewith (the "Acquisition Agreement") pursuant to which IXC-LD, a wholly owned subsidiary of IXC, is acquiring from the Shareholders all of the issued and outstanding shares of capital stock of LD Services (the "LD Services Stock").

         B. Pursuant to the terms of the Acquisition Agreement, the Company is obligated to issue to the Shareholders a number of shares of common stock, $.01 par value, of the Company (the "IXC Shares") as part of the consideration for the LD Services Stock purchased by the Company pursuant to the Acquisition Agreement, and the terms of the Acquisition Agreement require the Company to provide the Shareholders certain registration rights with respect to the IXC Shares.

                               A G R E E M E N T

         In consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties, intending to be legally bound, agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

         1.1 Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

                 "Act" shall mean the Securities Act of 1933, as amended.

                 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

                 "Holder" shall mean the Shareholders and any person beneficially owning Registerable Securities through permitted assignment thereof in accordance with Article 6, below.

                 "Registerable Securities" shall mean the IXC Shares and any shares of the Company's common stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the IXC Shares, excluding any Registerable Securities sold by a person in a transaction in which its, his or her rights under this Agreement are not assigned; provided further that shares which would otherwise constitute Registerable Securities shall cease to be so once they have been sold to the public.

                 "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement.

         1.2 Other Defined Terms. The following capitalized terms shall have the meanings given to them in the Sections set forth below:

                 Term                                                       Section
                 ----                                                       -------
                 Advice                                                     6.1
                 Indemnified Party                                          4.1
                 Indemnifying Party                                         4.1
                 Necessary Interruptions                                    6.2
                 Permitted Interruptions                                    6.2
                 Registration Expenses                                      3.2
                 Shelf Registration                                         2.1


                 1.3 Other Defined Terms. All other capitalized terms used herein but which are not otherwise defined shall have the meanings given to them in the Acquisition Agreement.


                                   ARTICLE 2
                               SHELF REGISTRATION

                 2.1 Shelf Registration. On or before July 31, 1997 or 30 days after the Actual Closing Date, whichever is later, (such date is referred to as the "Initial Filing Date"), the Company shall prepare and file with the Commission, a registration statement on any appropriate form under the Act for an offering to be made on a continuous basis covering all of the Registerable Securities (the "Shelf Registration"). The Company shall use commercially reasonable efforts to cause the Shelf Registration to become effective under the Act on or about the date 45 days following the Initial Filing Date and, subject to Permitted Interruptions and/or Necessary Interruptions, the Company shall use its best efforts to keep the Shelf Registration continuously effective for the lesser of (a) a period of two years from the date on which the Shelf

Registration becomes effective under the Act (the "Two Year Period"), (b) a period ending on the date upon which all Registerable Securities covered by the Shelf Registration have been sold, (c) a period ending on the date after which restrictions on sales of securities by persons other than affiliates pursuant to Commission Rule 144 (or any successor provision) terminate, or (d) a period ending on the date after which the Holders no longer own any of the Registerable Securities. The Company shall also, subject to Permitted Interruptions and/or Necessary Interruptions, supplement or make amendments to the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company or if otherwise required by the Act. Each of the Holders agrees to provide the Company with at least five business days notice prior to selling any Registrable Securities into the public market while the Shelf Registration remains effective.

                 2.2 Limitations on Rights. The Company shall not be required to prepare and file a registration statement pursuant to Section 2.1, above, which is effected more than two years after the date of this Agreement.



                                   ARTICLE 3
                            REGISTRATION PROCEDURES

                 3.1 General. If and when the Company is required by the provisions of this Agreement to effect, or use its best efforts to effect, the registration of shares of Registerable Securities, the Company shall:

                 (a) Subject to Permitted Interruptions and/or Necessary Interruptions, prepare and file with the Commission, within the time period specified herein, a registration statement with respect to such shares and use its best efforts to cause such registration statement to become and remain effective for the periods provided herein;

                 (b) Subject to Permitted Interruptions and/or Necessary Interruptions, prepare and file with the Commission such amendments and post-effective amendments to each registration statement as may be necessary to keep such registration statement continuously effective for the applicable period; and cause the related prospectus to be supplemented by any required prospectus supplement;

                 (c)      Use its best efforts to notify the Holders promptly
(i) when a prospectus or any prospectus supplement or post- effective amendment related to such Registerable Securities has been filed, and, with respect to Registerable Securities, when the same has become effective, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement of the initiation of any proceeding for that purpose, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registerable Securities for sale in any jurisdiction of the United States of America or the initiation or threatening of any proceeding for such purpose, (vii) of the happening of any event (the nature and pendency of which need not be disclosed during a Permitted Interruption and/or Necessary Interruption) which makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which requires the making of changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

                 (d) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registerable Securities for sale in any jurisdiction of the United States of America, at the earliest possible moment;

                 (e) If reasonably requested by any Holder of Registerable Securities covered by a registration statement, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as such Holder reasonably requests to be included therein or as may be required by applicable law, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any registration statement if reasonably requested by any Holder of Registerable Securities covered by such registrations statement or as may be required by applicable law;

                 (f) Furnish to the Holders of Registerable Securities covered by the registration statement, without charge, at least one signed copy of the registration statement or statements and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference), at the earliest practicable time under the circumstances after the filing of such document;

                 (g) Deliver to each Holder of Registerable Securities covered by a registration statement, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such person may reasonably request; the Company consents to the use of such prospectus or any amendment or supplement thereto by each of such Holders in connection with the offering and sale of Registerable Securities covered by such prospectus or any amendment or supplement thereto;

                 (h) Prior to any public offering of Registerable Securities, to use its best efforts to register or qualify or cooperate with the Holders of Registerable Securities in connection with the registration or qualification (or exemption from such registration or qualification) of such

Registerable Securities for offer and sale under the securities or blue sky laws of such state or local jurisdictions as any seller reasonably requests in writing; subject to the provisions herein regarding Permitted Interruptions and/or Necessary Interruptions, keep such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdiction of the Registerable Securities covered by the applicable registration statement; provided, however, the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action which could subject it to general service of process in any such jurisdiction where it is not then so subject, or (iii) subject itself to taxation in any such jurisdiction;

                 (i) Cooperate with the selling Holders of Registerable Securities to facilitate the timely preparation and delivery of certificates representing Registerable Securities to be sold, which certificates shall not bear any restrictive legends;

                 (j) Subject to Permitted Interruptions and/or Necessary Interruptions, cause the Registerable Securities covered by the applicable registration statement to be registered with or approved by such other federal, state and local governmental regulatory agencies or authorities in the United States as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registerable Securities; and

                 (k) Subject to Permitted Interruptions and/or Necessary Interruptions, upon the occurrence of any event contemplated by Section 3(c)(vi) or 3(c)(vii), above, as promptly as practicable thereafter, prepare and file with the Commission a supplement or post-effective amendment to the applicable registration statement or a supplement to the related prospectus of any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registerable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 3.2 Registration Expenses. Except as provided below, all of the expenses incurred by the Company in effecting any registration requested pursuant to Section 2.1, above, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with Blue Sky laws (including, without limitation, fees and disbursements of underwriters counsel relating thereto), fees and disbursements of counsel for the Company, and expenses of any audits incidental to or required by any such registration ("Registration Expenses") shall be paid by the Company. In either event, notwithstanding anything in this Section 3.2 to the contrary, the Company shall have no obligation to pay or otherwise bear (a) any underwriting discounts or brokerage fees or commissions relating to the sale of Registerable Securities by the Holders, or (b) any Registration Expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited, or (c) any expenses of any compliance with Blue Sky laws which pertains only to an individual Holder, or (d) any fees and disbursements of counsel for the Holders.

                                   ARTICLE 4
                                INDEMNIFICATION

                 4.1 Indemnification by the Company. The Company will indemnify, hold harmless and defend each Holder, its officers, directors, partners, legal counsel and accountants, and each person who controls a Holder within the meaning of Section 15 of the Act, against any and all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any registration or qualification of the Registrable Securities, or which arise out of or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such indemnified party for any legal and any other expenses reasonably incurred by them in connection with investigating, preparing or defending any such claim, loss, damage, liability or action. The Company also shall indemnify any underwriter of the Registrable Securities, their officers, directors, partners, members and agents and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Holders provided in this Section 4.1.

                 The indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability or any action in respect thereof if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable to any Holder or its officers, directors, partners, members or agents in any such case for any loss, claim, damage, liability or any action in respect thereof to the extent that it arises solely from or is based solely upon and is in conformity with written information relating to such Holder furnished expressly for use in connection with such registration by such Holder or its agents, nor shall the Company be liable to any Holder for any such loss, claim, damage or liability or any action in respect thereof to the extent it arises solely from or is based solely upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities delivered by such Holder after the Company had provided written notice to such Holder that such registration statement or prospectus contained such untrue statement or alleged untrue statement of a material fact,
(b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after the Company had provided written notice to such Holder that such registration statement or prospectus contained such omission or alleged omission, or (c) the failure of such Holder to deliver any preliminary or final prospectus, or any amendments or supplements thereto, required under applicable securities laws, including the Act, to be so delivered, provided that a sufficient number of copies thereof had been timely provided by the Company to such Holder.

                 4.2 Indemnification by the Holders. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, and each of its officers, directors, legal counsel and accountants, and each person who controls the Company within the meaning of
Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Act or any state securities laws applicable to the Holder and relating to action or inaction required by the Holder in connection with any such registration, qualification or compliance, and will reimburse each such indemnified person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Holder and stated to be specifically for use therein.
Each Holder shall also indemnify and hold harmless any underwriter of the Registrable Securities, their officers, directors, partners, members and agents and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2; provided, however, that in no event shall any indemnity obligation under this
Section 4.2 exceed the dollar amount of the net proceeds actually received by such Holder from the sale of Registrable Securities which gave rise to such indemnification obligations under such registration statement or prospectus.

                 4.3 Indemnification Procedures. Each person to be indemnified pursuant to this Article 4 (the "Indemnified Party") will, promptly after its receipt of written notice of the commencement of any action against such Indemnified Party in respect of which indemnity may be sought from an indemnifying person under this Article 4 (the "Indemnifying Party") notify the Indemnifying Party in writing of the commencement thereof, provided, however, that the failure of any person to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that such Indemnifying Party is actually materially and adversely prejudiced by such failure to give notice. If any such action shall be brought against any Indemnified Party and it shall notify an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent it may desire, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof with counsel satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Article 4 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation unless (a) the Indemnified Party shall have employed counsel in an action in which the Indemnified Party and Indemnifying Party are both defendants and there is a conflict of interest between such parties that would prevent counsel from adequately representing both parties, (b) the Indemnifying Party shall not have employed counsel satisfactory within the exercise of reasonable judgment of the Indemnified Party to represent the Indemnified Party within a reasonable time after the notice of the commencement of the action, or (c) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. The undertaking contained in this Section 4.3 shall be in addition to any liabilities which the Indemnifying Party may have pursuant to law.

                 4.4 Contribution Obligations. If the indemnification provided for in this Article 4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements, actions or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


                                   ARTICLE 5
                        TRANSFER OF REGISTRATION RIGHTS

         The rights to cause the Company to register securities granted to a Holder under Articles 2, above, may be transferred or assigned by such Holder to a transferee or assignee in connection with any transfer or assignment of Registerable Securities, provided that: (a) such transfer or assignment may otherwise be effected in accordance with applicable securities laws, (b) prompt written notice of such transfer or assignment is given to the Company, and (c) such transferee or assignee expressly agrees in a writing delivered to the Company to be bound by the provisions of this Agreement.


                                   ARTICLE 6
            DISCONTINUANCE OF DISPOSITION OF REGISTERABLE SECURITIES

                 6.1 Certain Discontinuances. Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(c)(iii), 3(c)(iv), 3(c)(v), 3(c)(vi) or 3(c)(vii), above, or a Permitted Interruption and/or Necessary Interruption, such Holder will forthwith discontinue disposition of any Registrable Securities covered by a registration statement or prospectus until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(k), above, or until it is advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

                 6.2 Permitted Interruptions and Necessary Interruptions. Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that the Company shall not be required to prepare or file a registration statement, amendment or post-effective amendment thereto or prospectus supplement or to supplement or amend any registration statement or otherwise facilitate the resale of Registrable Securities, and it shall be free voluntarily to take or omit to take any other action that would result in the impracticality of any such filing, supplement or amendment if such action is taken or omitted to be taken by the Company in good faith and for valid business reasons, including, without limitation, matters relating to acquisitions or divestitures, so long as the Company shall, as promptly as practicable thereafter, make such filing, supplement or amendment and, so long as the Company shall as promptly as is practicable thereafter, comply with the requirements of Section 3(k), above, if applicable (any period described in this Section 6.2 (other than a Necessary Interruption (defined below)) during which Holders of Registrable Securities are not able to sell such Registrable Securities under a registration statement is herein called a "Permitted Interruption"). The period between Permitted Interruptions shall not be less than 30 days; provided, however, that if any event occurs which would make the Registration Statement then in effect materially incorrect or misleading, the Company shall not be required to keep the Registration Statement effective as of such date and continuing for five business days thereafter and the Holders of Registrable Securities shall not sell such securities during such period (each such period is referred to as a "Necessary Interruption"). The Company hereby agrees to notify each of the Holders of Registrable Securities of the occurrence of, and the termination of, each Permitted Interruption and/or Necessary Interruption (the nature and pendency of which need not be disclosed during such Permitted Interruption and/or Necessary Interruption). Permitted Interruptions shall not extend beyond 45 days during the first year of the Two Year Period and 60 days during the second year of the Two Year Period. Notwithstanding the foregoing, there shall be no Permitted Interruptions during the 30-day period immediately following the date the Shelf Registration initially becomes effective.

                 6.3 Standoff or Lock-Up Agreement. Each Holder of Registerable Securities agrees in connection with any firmly underwritten public offering of the Company's common stock that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registerable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, during the 14 days prior to, and during the 90-day period (the "Lock-up Period") beginning on, the effective date of the registration statement relating to such offering (except as part of such registration statement). In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registerable

Securities until the end of such period. In the event any of Ralph J. Swett, John J. Willingham, Kenneth F. Hinther or John R. Fleming have entered into a lock-up agreement with such underwriters relating to such offering with a lock-up period longer than one day and shorter than 90 days, then such shorter period shall be the Lock-up Period. The Company shall not be required to keep any registration statement effective during any Lock-up Period.


                                   ARTICLE 7
                       TERMINATION OF REGISTRATION RIGHTS

         Notwithstanding any provision in this Agreement to the contrary, in no event shall any Holder be entitled to request registration or inclusion in any registration pursuant to Article 2, above, after the date on which all Registrable Securities held by such Holder may be sold under Commission Rule 144 during any 90-day period.


                                   ARTICLE 8
                                 MISCELLANEOUS

                 8.1 Amendment. Any modification, amendment or waiver of this Agreement or any provision hereof shall be effective only if in writing and executed by the Holders of at least a majority of the Registrable Securities and the Company.

                 8.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California without regard to its conflicts of laws principles.

                 8.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

                 8.4 Notices. All notices and other communications required or permitted hereunder shall be made in accordance with the Acquisition Agreement.

                 8.5 Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                 8.6 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

                 8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.

 IXC COMMUNICATIONS, INC.,
 a Delaware corporation


 By:_____________________________
    Its:_________________________

 THE "SHAREHOLDERS":

 ________________________________________________
 Richard Allen Bishop, individually and in his capacity as Trustee of the Richard Allen Bishop
 & Teresa Anne Bishop 1996 Revocable Trust

 Address:
 Phone No.:
 Fax No.:

 ________________________________________________
 Judith Bolger

 Address:
 Phone No.:
 Fax No.:


 ________________________________________________
 Elizabeth Currier, individually and in her capacity as Trustee of the Currier Family Trust

 Address:
 Phone No.:
 Fax No.:


 ________________________________________________
 Don Currier

 Address:
 Phone No.:
 Fax No.:

 ________________________________________________
 Thomas Guy Eltringham

 Address:
 Phone No.:
 Fax No.:


 ________________________________________________
 John Brent McDaniel, individually and in his capacity as Trustee of the John Brent McDaniel
 Revocable Trust

 Address:
 Phone No.:
 Fax No.:

 ________________________________________________
 Donna J.S. Robinson

 Address:
 Phone No.:
 Fax No.:


 ________________________________________________
 Harold B. Robinson

 Address:
 Phone No.:
 Fax No.: